UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant   ☐

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☒  Definitive Proxy Statement

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DigitalBridge Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DigitalBridge Group, Inc. 750 Park of Commerce Drive Suite 210 Boca Raton, Florida 33487 (561) 570-4644

MESSAGE FROM

OUR CHAIRPERSON OF THE BOARD

To the Stockholders of DigitalBridge Group, Inc.:

It is our pleasure to invite you to the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of DigitalBridge Group, Inc., a Maryland corporation. The 2023 Annual Meeting will be conducted virtually, via live audio webcast, on May 11, 2023, beginning at 11:00 a.m., Eastern Time. You will be able to attend the virtual 2023 Annual Meeting, vote your shares and submit questions during the meeting via live audio webcast by visiting https://web.lumiagm.com/286413441, using the passcode and control number as discussed in the enclosed Notice of Annual Meeting of Stockholders.

I sincerely hope that you will be able to attend and participate in the virtual meeting. Whether or not you plan to attend the annual meeting via the live webcast, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these three methods.

We look forward to receiving your proxy and thank you for your continued support.

Sincerely, NANCY A. CURTIN Chairperson April 7, 2023 Boca Raton, Florida

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Virtual Meeting via Live Audio Webcast	Record Date
May 11, 2023 11:00 a.m., Eastern Time	https://web.lumiagm.com/286413441 Webcast Passcode: digitalbridge2023	You can vote if you are a stockholder of record on March 15, 2023.

Items of Business
1	Election of Directors	To elect 9 directors nominated by our Board of Directors to serve until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;
2	Advisory Vote on Executive Compensation	To approve, on a non-binding, advisory basis, named executive officer compensation;
3	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	To recommend, on a non-binding, advisory basis, the frequency of the advisory vote on named executive officer compensation;
4	Charter Amendment	To consider and vote upon an amendment to our articles of amendment and restatement, as amended and supplemented, to decrease the number of authorized shares of common stock;
5	Ratification of Independent Registered Public Accounting Firm	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
6	Other Business	Transact any other business that may properly come before the 2023 Annual Meeting or any postponement or adjournment of the 2023 Annual Meeting.

Annual Report

Our 2022 Annual Report to Stockholders accompanies this Proxy Statement.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the virtual 2023 Annual Meeting via live webcast, you are encouraged to read the proxy statement and submit your proxy card or voting instructions form as soon as possible to ensure that your shares are represented and voted at the 2023 Annual Meeting. If you hold your shares as a record holder, you may vote your shares by proxy via the phone or the Internet by following the instructions provided on the enclosed proxy card or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided. If you hold your shares through a broker or other custodian, please follow the instructions you received from the holder of record to vote your shares.

By Order of the Board of Directors, RONALD M. SANDERS Executive Vice President, Chief Legal Officer and Secretary

April 7, 2023

Boca Raton, Florida

TABLE OF

CONTENTS

1	PROXY SUMMARY
1	2023 Annual Meeting
2	2022 Year in Review
3	Stockholder Engagement
4	Commitment to Environmental, Social & Governmental (ESG) Initiatives
8	Corporate Governance Highlights

9	PROPOSAL NO. 1: ELECTION OF DIRECTORS
10	Board of Directors
20	Corporate Governance
25	Information about our Board of Directors and its Committees
27	Director Compensation

31	EXECUTIVE OFFICERS

33	PROPOSAL NO. 2: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

34	COMPENSATION COMMITTEE REPORT

35	COMPENSATION DISCUSSION AND ANALYSIS
35	Executive Compensation Program
48	Compensation Tables and Related Narrative
51	Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
60	Equity Compensation Plan Information

68	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
68	Ownership of Equity Securities of the Company by Directors and Executive Officers
69	Ownership of Equity Securities of the Company by 5% Stockholders

71	PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

72	PROPOSAL NO. 4: AMENDMENT TO OUR CHARTER TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

74	PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

75	AUDIT COMMITTEE REPORT

76	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

77	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
77	Policy for Review of Related Party Transactions

80	FREQUENTLY ASKED QUESTIONS AND ANSWERS
80	Questions and Answers about the 2023 Annual Meeting and Voting
84	Attend Our 2023 Annual Meeting of Stockholders

85	OTHER INFORMATION
85	Stockholder Proposals and Director Nominations for 2024
85	Annual Report
86	Where You Can Find More Information
86	Eliminating Duplicate Mailings
86	Incorporation by Reference

Exhibit A	Authorized Share Decrease Amendment

A-1	APPENDIX A: PROXY CARD

PROXY SUMMARY	DigitalBridge Group, Inc. 750 Park of Commerce Drive Suite 210 Boca Raton, Florida 33487 (561) 570-4644

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of DigitalBridge Group, Inc., a Maryland corporation (the “Company,” “DigitalBridge,” “DBRG,” “we,” “our” or “us”), on or about April 7, 2023.

Throughout this Proxy Statement, common stock share and per share information, including units of DigitalBridge Operating Company, LLC, our operating company, and stock award units have been revised for all periods presented to give effect to the one-for-four reverse stock split effected in August 2022.

2023 Annual Meeting

Date and Time	Place via Live Audio Webcast
May 11, 2023, at 11:00 a.m., Eastern Time	https://web.lumiagm.com/286413441; passcode: digitalbridge2023 (unique 11-digit control number required)

Voting	Technical Support for the 2023 Annual Meeting
Only holders of record of the Company’s Class A common stock, $0.04 par value per share (“Class A common stock”) and Class B common stock, $0.04 par value per share (“Class B common stock,” and together with Class A common stock, our “common stock”), as of the close of business on March 15, 2023, the record date, will be entitled to notice of and to vote at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Each share of Class A common stock entitles its holder to one vote. Each share of Class B common stock entitles its holder to 36.5 votes.	If you have difficulty accessing the virtual 2023 Annual Meeting, technicians will be available to assist you via the following toll free phone number (800) 937-5449.

DIGITALBRIDGE 2023 PROXY STATEMENT | 1

PROXY SUMMARY

Proposals and Board Recommendations

Proposal		Board Recommendation	For More Information
1	To elect 9 directors nominated by our Board of Directors to serve until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified	FOR each of the nominees listed on the enclosed proxy card	Page 9
2	To approve, on a non-binding, advisory basis, named executive officer compensation	FOR	Page 33
3	To recommend, on a non-binding, advisory basis, the frequency of the advisory vote on named executive officer compensation	ONE YEAR	Page 71
4	To consider and vote upon an amendment to our articles of amendment and restatement, as amended and supplemented (“Charter”), to decrease the number of authorized shares of common stock	FOR	Page 72
5	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	Page 74

How to Cast Your Vote

We have provided you with three different methods for you to vote your proxy. Please see the enclosed proxy card or voting instruction form for additional details regarding each voting method.

By Internet	By Telephone	By Mail

Vote 24/7	Dial toll-free to vote 24/7	Cast your ballot, sign your proxy
card and send by pre-paid mail

2022 Year in Review

Despite a dynamic macro environment, DigitalBridge delivered solid growth in revenue and earnings in 2022, maintaining its position as the partner of choice to top management teams and institutional investors allocating capital to the durable digital infrastructure asset class. Today, with over $65 billion in assets under management (“AUM”), DigitalBridge has established itself as a preeminent investor in a sector benefiting from strong secular tailwinds.

Established the Asset Management Platform as Our Strategic Growth Driver

■	Oriented DBRG around a scalable, asset-light business model that represents an alternative approach to invest in the digital infrastructure ecosystem.

■	Executed a series of transactions to reinforce this roadmap including (i) the repurchase and consolidation of 100% ownership of our investment management business and (ii) the acquisition of AMP Capital’s

2 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROXY SUMMARY

infrastructure equity business (now rebranded InfraBridge) to add a mid-market capability to our franchise and enhance earnings.

■	Initiated the first stage of a planned deconsolidation of the Operating segment with the DataBank recapitalization process, generating $425 million in proceeds to the Company, reflecting a 2.0x multiple of invested capital since our initial investment in DataBank in December 2019, and aligning the Company’s balance sheet more closely with the asset management business model.

Scaled AUM with New Capital Formation That Exceeded Targets

■	Cumulative organic fundraising of $8.5 billion, including $4.8 billion in new third party fee earning equity under management (“FEEUM”), which exceeded the midpoint of the FEEUM guidance by 26%.

■	Grew FEEUM to $27.8 billion as of the last reported earnings release date, up 52% since the end of 2021, with contributions from new core and credit strategies, co-invest, and the AMP (InfraBridge) acquisition.

■	Successful launch of new core and credit strategies and AMP (InfraBridge) acquisition advanced “Full Stack” profile, positioning DBRG as the leading investor across the sector.

Executed Accretive Capital Allocation While Maintaining Strong Liquidity

■	Four accretive transactions allocated over $900 million in cash to M&A and capital structure optimization, which we expect to drive an increase in annual run-rate earnings of $85 million, an increase in earnings per share of $0.49/share.

■	Despite significant capital deployment, DigitalBridge prioritized and maintained strong liquidity, which stood at $680 million as of the last reported earnings release date.

■	Management continued to de-lever the business, reducing both investment level and corporate debt on a pro-rata basis from $1.4 billion to $1.1 billion, a reduction of over 20%.

■	Established a “low but grow” dividend ($0.01/quarter) for the first time since the transition to DigitalBridge.

Strong Portfolio-Level Performance Drove Great Outcomes

■	Despite rising rates and an inflationary environment, DigitalBridge generated successful realizations from Wildstone (DBP I) and Vantage Towers (DBP II), and the DataBank recapitalization, which generated $32.6 million of carried interest on a cumulative basis for DBRG shareholders. All three transactions were executed well in excess of their carrying values.

Stockholder Engagement

Our Board of Directors (“Board”) believes in listening to and communicating with stockholders. We believe stockholder insight and recommendations should be an integral part of Board discussions on many matters. The input we receive from stockholders as part of our regular engagement efforts impacts our compensation and corporate governance policies in a meaningful way. The Board, senior management and our investor relations team maintain a robust dialogue with investors to gain their perspectives on current issues and address any questions or concerns.

Following outreach with stockholders representing more than 50% of our outstanding shares during 2021, the Company implemented meaningful changes to the Company’s executive compensation program and enhanced transparency around certain compensation matters in the Company’s proxy statement. In subsequent stockholder outreach campaigns in 2021 and 2022, we received positive feedback regarding the implementation and continuation of these changes. Neither our Chief Executive Officer, nor any other named executive officer, participated in any of these meetings with stockholders, and all of the feedback received was shared with the full Board of Directors.

DIGITALBRIDGE 2023 PROXY STATEMENT | 3

PROXY SUMMARY

We strongly consider the responses we receive from stockholders in implementing our executive compensation program and have maintained the improvements we previously adopted. We look forward to continuing the dialogue with another stockholder outreach campaign led by Jon Fosheim, the Chair of our Compensation Committee, in 2023.

For further information, see “Executive Compensation Highlights” below.

Commitment to Environmental, Social & Governmental (ESG) Initiatives

Overview—ESG at DigitalBridge

The Board of Directors at DigitalBridge provides ultimate oversight of our environmental, social and governance (“ESG”) program. Our Nominating and Corporate Governance Committee is responsible for implementing and monitoring our ESG program. As we continue to expand our business, this oversight is critical to ensuring that our implementation of ESG goals and policies progresses as planned and our strategy evolves appropriately. During 2022, we made significant progress in implementing our ESG strategy, progressing on related goals and continuing to build organizational capacity to effect change. The core components of our program include:

Governance: Implementation of our ESG strategy and initiatives is led by our ESG Committee, which reports to the Board on a quarterly basis. The ESG Committee is comprised of 10 diverse professionals, including members of senior management, that work across the Company’s activities. The ESG Committee is responsible for setting the strategic plan for ESG initiatives across the Company and works with portfolio companies to assist them in developing and implementing their ESG plans. For purposes of our ESG program, we define a portfolio company as any company in which one of the Company’s private funds (i) owns a majority stake, (ii) has invested at least $100 million and (iii) has been held for at least two years.

Responsible Investment Policy: ESG Integration, including management of climate-related risks and opportunities, is guided by our Responsible Investment Policy. DigitalBridge is a proud signatory of the Principles for Responsible Investment (“PRI”) because we recognize the value of supporting a nonprofit organization that advances responsible investment globally, shares best practices across the industry, and provides an assessment and peer benchmarking of our performance.

Due Diligence Procedures: We have integrated ESG analyses into the due diligence of our digital equity fund investments and our ESG analysis is presented to the relevant fund Investment Committee for each portfolio company that we invest in.

Asset Management: We have developed an ESG reporting framework for DigitalBridge portfolio companies, identifying nine ESG-related expectations as well as a set of ESG key performance indicators (“KPIs”) that we expect to be measured and reported quarterly to the portfolio company board as well as to DigitalBridge’s ESG team. We typically hold calls with portfolio company ESG leadership every two months and have built a central repository of key documents and tools that all of our portfolio companies can access and leverage to further develop their ESG programs.

Transparency: The Company issues an annual ESG Report, which is available on our website, to provide transparent communication around our ESG efforts. We published our 2021 ESG report in June 2022 detailing measurable progress at both the Company and our portfolio companies. Our 2022 ESG Report will be released this spring. The information that is found on or accessible through our website is not

4 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROXY SUMMARY

incorporated into, and does not form a part of, this proxy statement or any other report or document that we file with or furnish to the Securities and Exchange Commission (“SEC”).

DEI: Under our Diversity, Equity and Inclusion (“DEI”) initiative, which consists of four pillars (mentorships, internships, recruitment and careers and compensation), we will continue to ensure we have a workplace where people from all backgrounds can thrive. To accomplish the company’s DEI goals, the ESG Committee collaborates with the DEI Committee, investment professionals, functional senior leaders and portfolio company management. The DEI Committee is comprised of 15 cross-functional members, including members of senior management, and reports to the CEO as its executive sponsor.

Board Training: We invest in developing the Board’s understanding of ESG matters. We provided ESG updates regarding our progress as well as pertinent ESG trends in the financial sector to our Board members during 2022. Briefings also covered climate-related risks and opportunities, including the nexus of climate change and digital infrastructure as well as the science and evolving certification schemes associated with achieving net zero greenhouse gas emissions.

Our Approach to ESG Integration

ESG PRIORITIES

We have developed a thorough approach to addressing ESG matters across the investment life cycle and have identified the following as the most material items that we consider during due diligence and actively monitor during asset management.

1.	Climate Change: Energy Efficiency, Greenhouse Gas (“GHG”) Emissions, and Physical Climate Risks

2.	Data Privacy, Data Security, and Associated Human Rights

3.	Diversity, Equity, and Inclusion

4.	Ethics: Foreign Corrupt Practices Act, Anti-Bribery, and Anti-Corruption

5.	Employee Wellbeing: Workplace Health and Safety

These matters were selected according to two criteria: those that have the greatest effect on our business and those that are the most important to our stakeholders. Our materiality assessment was informed by relevant leading global reporting frameworks including the Sustainability Accounting Standards Board, Principles for Responsible Investment and the Task Force on Climate-Related Financial Disclosures.

ESG EXPECTATIONS FOR PORTFOLIO COMPANIES

DigitalBridge sets high ESG expectations, shares best practices and equips each portfolio company with tools and resources to help them accelerate their ESG initiatives. We have identified the following foundational practices, which we believe provide the groundwork for a portfolio company to improve and report on its ESG performance over time:

■	ESG Policy and Responsibility: Each portfolio company is asked to develop an ESG policy tailored to its business and assign ESG management to specific individual(s) at the company. Larger companies may also have an ESG Committee or working group.

■	Net Zero: Each portfolio company is expected to complete its GHG footprint each year and have a Net Zero strategy roadmap approved by its board of directors.

■	ESG Board Reporting: Each portfolio company’s quarterly board report is expected to include an ESG section.

■	ESG Responsibility (Whistleblower Hotline): Each portfolio company is expected to have a hotline for all stakeholders to report concerns, and call logs should be made available to its board.

DIGITALBRIDGE 2023 PROXY STATEMENT | 5

PROXY SUMMARY

■	Training: Each portfolio company is expected have regular trainings that reach all employees on topics including employee safety, diversity and inclusion, unconscious bias, climate change, discrimination, harassment and anti-bribery/Foreign Corrupt Practices Act (“FCPA”).

■	Human Resources Audit: Each portfolio company is expected to conduct human resources compliance reviews and/or audits with outside resources to ensure compliance with all relevant regulations.

■	Diversity and Inclusion: Each portfolio company is expected to have a diversity and inclusion program with policies and procedures to ensure a diverse and inclusive work environment.

■	ESG Event Reporting: Each portfolio company is expected to have a process in place to ensure that material ESG events (such as sexual harassment, serious workplace accidents, FCPA violations, cyberattacks or similar large network outages, employment violations, product recalls, furloughs, regulatory investigations, or lawsuits) are reported at the board level within 48 hours.

■	Corporate Citizenship: Each portfolio company is asked to have a formal corporate citizenship/philanthropic program that has executive-level sponsorship and oversight.

NET ZERO 2030

One of our highest priorities at DigitalBridge remains reaching net zero GHG emissions. We measure this goal using the definition of net zero provided by the Science Based Targets Initiative (“SBTi”). We believe that our net zero goal is important to our business given our global strategic relationships with hyperscale data center providers, large mobile network operators and other customers with aggressive decarbonization commitments. We continue to target the Company reaching net zero by 2030.

In 2022 and early 2023, we revised our net zero goal for portfolio companies to adapt to changes in the definition of net zero set by SBTi, including a change that limits the ability to use offsets for Scope 1 and 3 GHG emissions. Our revised expectation for portfolio companies is to complete an annual GHG footprint and to develop an emissions reduction plan to decrease their Scope 1 and Scope 2 GHG emissions to zero by no later than 2030 (or for investments made in 2028, and thereafter—within two years from date of investment). Additionally, we aim to ensure that before 2030 at least 30% of our portfolio companies have an SBTi (or standard of equivalent quality) approved and achievable net zero target of 2040 or earlier.

We plan to continue supporting portfolio companies in GHG emissions measurement, renewable energy procurement, emission reduction strategies and roadmaps and will strive to ensure that portfolio companies are prioritizing resource efficiency, renewable power purchasing and value chain engagement before balancing unavoidable emissions with high integrity carbon removals.

By following best practices and consulting with industry experts, we believe that we have developed goals that are comprehensive, credible, clear and achievable:

1.	Comprehensive: We consider Scope 1, 2 and all significant Scope 3 GHG emissions at DigitalBridge.

2.	Credible: Our goal for DigitalBridge aligns with the current SBTi definition of net zero.

3.	Clear: We utilize the Task Force on Climate-Related Financial Disclosures framework to measure and report on progress in our annual ESG report.

4.	Achievable: We believe that the goals we set for the Company and our portfolio companies are achievable using the framework described above.

6 | DIGITALBRIDGE 2023 PROXY STATEMENT

  PROXY SUMMARY

2022 Progress
Governance	■ Enhanced portfolio company ESG data collection systems and disclosures to meet rising regulatory and investor expectations
■ Provided detailed, expanded quarterly ESG reporting and updates to the Nominating and Corporate Governance Committee and the full Board
■ Increased our support and resources available to portfolio companies on ESG issues
Climate Change	■ Updated our Net Zero strategy to align with the changing requirements of SBTi
■ Advised our portfolio companies on adjusting their climate roadmaps in light of changed SBTi requirements and continued supporting their work in advancing their climate strategies
■ Reported our climate-related risk management approach informed by guidance from the Task Force on Climate-Related Financial Disclosure for the second year
Diversity, Equity and Inclusion	■ Adopted and communicated a DEI Policy identifying four focus areas and ten supporting commitments, with input from our employees and broader stakeholders
■ Joined the Institutional Limited Partners Association Diversity in Action initiative
■ Our Chief Executive Officer signed the CEO Action for Diversity and Inclusion Pledge
■ 90% of our Summer Internship Program participants were from groups historically underrepresented in finance
■ 45% of new full-time employees hired in 2022 were female
Transparency	■ Issued our second ESG Report that contains disclosures based on the Sustainability Standards Board (SASB) Standards for Real Estate and Telecommunication Services
■ More than one third of DigitalBridge portfolio companies have now published ESG reports or websites
Human Capital	■ Expanded the Summer Internship Program to 23 interns across six offices working in seven business units
■ Launched our Inaugural Analyst Program with four analysts—all sourced from our Summer Internship Program
■ Created a Careers and Compensation panel to attract and retain talent, including those from groups historically underrepresented in finance
■ Increased guidance in our talent management software and learning solution
■ Launched our first Employee Resource Group, a book club focused on fostering a better understanding of diversity, equity and inclusion

DIGITALBRIDGE 2023 PROXY STATEMENT | 7

PROXY SUMMARY

Corporate Governance Highlights

✓	No classified board(1)	✓	Opted out of MUTA(1)
✓	Majority voting standard for election of directors	✓	Favorable stockholder rights(2)
✓	Anti-hedging/pledging policy	✓	Stock ownership guidelines for directors and officers

(1)	Stockholder approval required for DBRG board to adopt a classified board structure and other anti-takeover provisions.

(2)	DBRG stockholders have the ability to call special stockholders meetings, remove and replace directors, amend bylaws and approve increases in the number of shares authorized for issuance.

8 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously recommended that the following 9 persons be elected to serve on our Board, each until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified:

■ James Keith Brown	■ Nancy A. Curtin	■ Jeannie H. Diefenderfer

■ Jon A. Fosheim	■ Marc C. Ganzi	■ Gregory J. McCray

■ Sháka Rasheed	■ Dale Anne Reiss	■ David M. Tolley

Other than Mr. Brown, who is a nominee that does not currently serve on the Board, all of the nominees are current directors and, other than Mr. Tolley, who was appointed to the Board in August 2022, were elected by the stockholders at the 2022 annual meeting of stockholders.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the 2023 Annual Meeting, a nominee is not able to serve for any reason or for good cause will not serve, proxies will be voted for an additional person designated by our Board, unless our Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws.

Our Board of Directors Recommends a Vote “FOR” the Election of Each of the Nominees Identified Above and Nominated by our Board of Directors.

DIGITALBRIDGE   2023 PROXY STATEMENT | 9

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors believes that having a diverse mix of directors with complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibility. All of our directors except Marc C. Ganzi, our Chief Executive Officer, are independent. Each of our directors attended at least 75% of the aggregate number of meetings held by: (i) the Board of Directors during such director’s respective term of service in 2022; and (ii) each committee, in each case during the period in 2022 for which such director served as a member.

Our Board also recognizes the importance of refreshment, particularly in light of the Company’s recently completed digital transformation. In 2022, we engaged Spencer Stuart, an executive search firm, to assist us in two searches to find two new Board candidates with investment management experience and that would qualify as independent. Spencer Stuart identified David M. Tolley, who was appointed to the Board in August 2022, and James Keith Brown, who is nominated for election at the 2023 Annual Meeting. In addition, the Board has maintained its digital expertise, with five members having digital infrastructure and communications experience (four of such director nominees being independent).

Nominees for DigitalBridge Board of Directors—At-A-Glance

89% Independent
Our CEO
1
89%
8
Independent
Gender: 33% Female
Female
3
33%
Male
6
33% Ethnically Diverse
2 African American,
1 Asian American
3
33%
6
56% Overall Diversity and
56% Digital Experience
56% Female/People of Color
56%
56% Digital Experience
Age
Average 61 Years
80s
0
70s
2
50s
3
4
60s
Tenure
Average 2.4 Years
>10 yrs.
0
6-9 yrs.
1
8
≤5 yrs.

10 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board Composition and Refreshment

Our Board recognizes the importance of having the right mix of skills, expertise and experience and is committed to continuously reviewing its capabilities in relation to our strategic direction and ongoing refreshment. In keeping with this commitment, our Board added three new independent directors with digital experience in 2021 and one new independent director with digital and investment management experience in 2022, and has nominated one new independent director with investment management experience for election at the 2023 Annual Meeting. Of our 9 highly qualified and diverse nominees for election at the 2023 Annual Meeting, five have digital infrastructure and communications experience (four of such director nominees being independent).

Our Nominating and Corporate Governance Committee has prioritized diversity in its refreshment over the past several years. As a result, our 9 director nominees for the 2023 Annual Meeting include three females (one of whom is also Asian American) and two African American males.

The table below summarizes the key experience, qualifications and attributes for each director nominee and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

	Brown	Curtin	Diefenderfer	Fosheim	Ganzi	McCray	Rasheed	Reiss	Tolley
CEO/Executive Leadership	■	■	■	■	■	■		■	■
Qualified Financial Expert				■				■	■
Digital			■		■	■	■		■
Capital Markets	■	■		■	■		■	■	■
Investment/ Portfolio Management	■	■		■	■	■	■	■	■
Risk Management	■	■	■		■	■		■	■
Legal/Regulatory		■		■	■			■

DIGITALBRIDGE   2023 PROXY STATEMENT | 11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

	Brown	Curtin	Diefenderfer	Fosheim	Ganzi	McCray	Rasheed	Reiss	Tolley
Strategic Transformation	■	■	■		■	■	■	■	■
Human Capital	■	■	■		■	■	■		■
Corporate Governance	■	■	■	■	■	■		■	■

Our Director Nominees

The information below includes each director nominee’s name, age, principal occupation, business history and certain other information, including the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of our company.

JAMES KEITH BROWN	Independent Director Nominee
Former Senior Managing Director of Coatue Management LLC AGE 60

EXPERIENCE

■     Senior Managing Director of Coatue Management LLC from 2018 to 2023

■     Executive Managing Director & Head, Global Investor Relations of Och Ziff Capital Management (now Sculptor Capital Management) (NYSE: SCU) from 2003 to 2017

■     Managing Director & Head, U.S. Institutional Sales & Relationship Management of Goldman, Sachs & Co. from 1999 to 2003

■     Managing Director, Global Asset & Investment Management, Consulting and Endowments & Foundations Division;

VP, Global Asset Management, Endowments & Foundations Division at

Bankers Trust Company from 1992 to 1999

■     Regional Director, Foundation & Corporate Relations at Dartmouth College from 1991 to 1992

■     J.P. Morgan & Co. from 1985 to 1990

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Over 25 years of investment management experience, including senior leadership roles in capital raising

■     Well-versed in engaging with private fund investors around the world and brings deep experience in product design and strategy

OTHER POSITIONS/RECOGNITIONS

■     Board member and member of co-investment committee of UNC Investment Fund (2018 to present)

■     Served as the Chair of the Operating Committee at Coatue Management LLC

■     Served on the Management Committee of Och Ziff (now Sculptor Capital Management) (NYSE: SCU) for a decade and ran Best Practice Committee for the firm

■     Chair of Executive Committee at the Lincoln Center (10 years)

■     President of the Board of the New Museum (10 years and on the board for 24 years) and served on investment, finance and audit committees, among others

■     Served on board member of Andy Warhol Foundation (Chair of Finance and on Investment and Audit Committees)

EDUCATION

■     Bachelor of Arts with Honors, University of North Carolina

12 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

NANCY A. CURTIN	Independent Director since 2014
Chief Investment Officer of Alvarium Tiedemann Holdings, Inc. AGE 65 ■ Chairperson of the Board

EXPERIENCE

■     Chief Investment Officer and Board Director of Alvarium Tiedemann Holdings, Inc. (NASDAQ: ALTI) since 2023

■     Partner, Group Chief Investment Officer, Head of Investment Advisory and participant member of the Supervisory Board of Alvarium Investments from May 2020 through the business combination of Alvarium Investments with Tiedemann Wealth Management Holdings, LLC and certain other parties in

January 2023

■     Chief Investment Officer and Head of Investments of Close Brothers Asset Management (CBAM), a UK investment and financial advice firm focused on private clients, high-net-worth, charities, and family offices, from 2010 to 2019

■     Chief Investment Officer and Managing Partner of Fortune Asset Management Limited, a hedge fund and long-only institutional advisory business, from 2002 until its full acquisition by CBAM in 2010

■     Managing Director of Schroders Plc and Head of Global Investments for the Mutual Funds business & founded Internet Finance Partners, a venture arm of Schroders.

■     Head of Emerging Markets at Baring Asset Management; Board member for Baring Venture Partners, Member of Global Senior Council and Senior Leadership Team

■     Co-Head of German Real Estate arm of Rho Asset Management, focused on private equity and real estate investments

■     Early career, M&A and Corporate Finance at Morgan Stanley and Credit Suisse First Boston

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Over 25 years of investment management experience and senior leadership roles in global asset management, private equity, real estate, and alternative asset investing that are key to the Board’s oversight of the Company’s investment strategy and management of its investment portfolio

■     Proven business builder of global investment and wealth management businesses with C-suite and board responsibility driving significant AUM growth at attractive operating margins

■     Successful track record of CIO execution; leading large investment teams in pursuit of institutional quality investment disciplines to deliver superior investment performance

■     Deep understanding of regulatory environment for investment management, with proven ability to institute best practice front line controls, oversight, and governance

OTHER BOARDS

■     Right to Play, global education charity helping over 2.3 million children each year in war torn countries and areas of significant dislocation

EDUCATION

■     Bachelor of Arts, Summa Cum Laude, Princeton University

■     Master of Business Administration, Harvard Business School

■     2019: Harvard Business School Executive Education, Woman on Boards Certificate

■     Harvard Business School, Corporate Director Certification (accepted into programme, expected completion Q4 2023):

■     Audit Committees in a New Era of Governance-Completed

■     Compensation Committees: New Challenges, New Solutions-November 2023

■     Making Corporate Boards More Effective-November 2023

DIGITALBRIDGE   2023 PROXY STATEMENT | 13

PROPOSAL NO. 1: ELECTION OF DIRECTORS

JEANNIE H. DIEFENDERFER	Independent Director since 2020
Founder and Chief Executive Officer of courageNpurpose, LLC AGE 62 COMMITTEE MEMBERSHIPS ■ Compensation Committee ■ Nominating & Corporate Governance Committee

EXPERIENCE

■     Founder and Chief Executive Officer of courageNpurpose, LLC since 2014

■     Executive leadership positions at Verizon Communications, including leading Verizon’s global customer care organization for its largest enterprise customers from 2010 to 2012, serving as Senior Vice President of Global Engineering & Planning from 2008 to 2010, and as Chief Procurement Officer from 2005 to 2008

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Ms. Diefenderfer’s substantial technical and operational experience in the telecommunications industry, as well as her senior executive positions and service on public and advisory boards, will provide the Board with valuable insight as the Company continues to implement its strategic transition, as well as guidance on corporate governance matters and complex business issues

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Windstream Holdings, Inc. (formerly NASDAQ:WINMQ) (February 2016 to September 2020)

■     MRV Communications, Inc. (formerly NASDAQ:MRVC) (July 2014 to August 2017)

■     Westell Technologies, Inc. (OTC WSTL) (September 2015 to September 2017)

OTHER POSITIONS/RECOGNITIONS

■     CEO of Center for Higher Ambition Leadership since June 2021

■     2020 National Association of Corporate Directors (NACD) Directorship 100 list honoree

■     Independent board member of Irth Solutions since March 2022

■     Trustee of Olin College of Engineering

■     Board Member of NACD NJ Chapter

■     Vice Chair of the Board, Women in America

EDUCATION

■     Bachelor of Science, Tufts University

■     Master of Business Administration, Babson College

JON A. FOSHEIM	Independent Director since 2017
Chief Executive Officer of Oak Hill REIT Management, LLC; Co-Founder, CEO of Green Street Advisors (Retired) AGE 72 COMMITTEE MEMBERSHIPS ■ Audit Committee ■ Compensation Committee (Chair)

EXPERIENCE

■     Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 until his retirement in 2011

■     Principal and Co-founder of Green Street Advisors, a REIT advisory and consulting firm, from 1985 to 2005

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Extensive investment management and senior leadership experience

■     Expertise in financial analysis and accounting matters

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Apple Hospitality REIT, Inc. (NYSE: APLE) (January 2015 to present; Member of Audit Committee and Corporate Governance Committee)

■     Associated Estates Realty Corporation (formerly NYSE: AEC) (February 2015 to August 2015)

OTHER POSITIONS/RECOGNITIONS

■     Director and Chairman of the Audit Committee of the Arnold and Mabel Beckman Foundation

■     2003 Recipient of the National Association of Real Estate Investment Trusts (NAREIT) Industry Achievement Award

■     Previously worked in institutional sales at Bear Stearns & Co. and the tax department at Touche Ross and Co. (now Deloitte & Touche LLP LLP)

EDUCATION

■     Bachelor of Arts, University of South Dakota

■     Master of Business Administration and Juris Doctor, University of South Dakota

14 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

MARC C. GANZI	Director since 2020
Chief Executive Officer of DigitalBridge AGE 51

EXPERIENCE

■     Founded and served as Chief Executive Officer of Digital Bridge Holdings (“DBH”), from 2013 until its acquisition by DigitalBridge in July 2019

■     Founded Global Tower Partners (“GTP”), which grew to become one of the largest privately-owned tower companies in the U.S. under his leadership before being acquired by American Tower Corporation in 2013

■     Consulting partner for DB Capital Partners from 2000 to 2002 where he oversaw the institution’s investments in the Latin American tower sector

■     Co-founded and served as President of Apex Site Management, one of the largest third-party managers of wireless and wireline communication sites in the United States. In 2000, Apex merged with SpectraSite Communications to create one of the largest telecommunications site portfolios in the United States at the time

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Leading visionary and entrepreneur, with decades of investment experience in the digital infrastructure and telecommunications market, has led and overseen the Company’s digital transformation as Chief Executive Officer

■     Extensive experience as a founder and Chief Executive Officer of several digital companies, including DBH

OTHER POSITIONS/RECOGNITIONS

■     Member of boards of corporations, including: Andean Telecom Partners, ExteNet Systems, Vantage Data Centers, Vertical Bridge, and Zayo Group

■     Assistant Commercial Attaché in Madrid for the U.S. Department of Commerce’s Foreign Commercial Service Department in 1990

■     Presidential Intern in the White House for the George H.W. Bush administration with the Office of Special Activities and Initiatives for the Honorable Stephen M. Studdert in 1989

■     Board Member of the Wireless Infrastructure Association from 2008 to 2017 and served as Chairman from 2009 to 2011

■     Member of Nareit 2022 Advisory Board of Governors, Member of the Young Presidents’ Organization, the Broadband Deployment Advisory Committee of the Federal Communications Commission, and currently serves on the board of the Aspen Valley Ski Club

EDUCATION

■      Bachelor of Science, Wharton School of Business

DIGITALBRIDGE   2023 PROXY STATEMENT | 15

PROPOSAL NO. 1: ELECTION OF DIRECTORS

GREGORY J. MCCRAY	Independent Director since 2021
Chief Executive Officer of FDH Infrastructure Services AGE 60 COMMITTEE MEMBERSHIPS ■ Nominating & Corporate Governance Committee ■ Compensation Committee

EXPERIENCE

■     Chief Executive Officer of FDH Infrastructure Services since June 2018

■     Chief Executive Officer of Access/Google Fiber in 2017

■     Chief Executive Officer of Aero Communications Inc., which provides installation, services and support to the communications industry, from 2013 to 2016

■     Chief Executive Officer of Antenova, a developer of antennas and radio frequency modules for mobile devices, from 2003 to 2012

■     Chairman and Chief Executive Officer of PipingHot Networks, which brought broadband fixed wireless access equipment to market, from 2001 to 2002

■     Senior Vice President of customer operations at Lucent Technologies from 1996 to 2000

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Extensive executive experience with 30 years of business, marketing, sales, engineering, operations, mergers and acquisitions, management and international experience in the communications technology industry

■     Experience as a current and former director at other public companies, which enables him to provide significant insight as to governance and risk-related matters

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Belden Inc. (NYSE: BDC) (February 2022 to present; Member of the Nominating & Corporate Governance Committee and the Finance Committee)

■     ADTRAN Inc. (NASDAQ: ADTN) (May 2017 to present; Member of the Compensation Committee and the Audit Committee)

■     Centurylink, Inc. (NYSE: CTL) (January 2005 to February 2017; Chair of the Cyber Security & Risk Committee and Member of the Compensation Committee and Nominating & Corporate Governance Committee)

OTHER POSITIONS/RECOGNITIONS

■     Board Member of FreeWave Technologies (February 2020 to present)

EDUCATION

■     Bachelor of Science, Iowa State University

■     Master of Science, Industrial & Systems Engineering, Purdue University

■     Executive Business Programs, University of Illinois, Harvard, and INSEAD

16 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

SHÁKA RASHEED	Independent Director since 2021
SVP, Strategic Banking & Wealth Management of Salesforce, Inc. AGE 51 COMMITTEE MEMBERSHIPS ■ Audit Committee ■ Nominating & Corporate Governance Committee

EXPERIENCE

■     SVP, Strategic Banking & Wealth Management at Salesforce, Inc. (NYSE: CRM) since September 2022

■     Managing Director, General Manager- Capital Markets, Microsoft Corporation, where he led the US Capital Markets division from September 2019 to September 2022

■     Head of Sales & Marketing at Bridgewater Associates from December 2016 to January 2019

■     Key sales leadership, business development, management and other senior client engagement roles at: Lazard Asset Management (as Managing Director & Head of Alternative Investments—Americas, from 2013 to 2016); and Citadel Asset Management (as Acting Head, and Director of Distribution—Americas from 2010 to 2013)

■     Various roles over 16 years at J.P. Morgan Chase & Co., with the last four years of his tenure at J.P. Morgan Asset Management, serving as Managing Director, Senior Client Advisor, overseeing business development

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Seasoned professional with over 25 years of business development, sales, strategy, leadership and management experience at premier financial services organizations and technology companies

■     Possesses fintech acumen and deep financial services industry expertise across investment banking, debt & equity capital markets, private wealth & institutional asset management across traditional assets and alternative investments (hedge funds, private equity, and real assets)

OTHER POSITIONS/RECOGNITIONS

■     Former Expert Network Member at M12, Microsoft’s venture fund (2021 to 2022)

■     Former Board Member, Chair of Finance Committee, The Robert Toigo Foundation (2008 to 2012)

■     Founding Board Member (Brooklyn)/Board Chair (AF Endeavor) at Achievement First (2005 to 2010)

■     Robert Toigo Fellow recipient (Harvard Business School)

■     At Morehouse College: Oprah Winfrey full- academic scholarship recipient, a Ford Foundation Doctoral Scholar and a Woodrow Wilson Foundation Public Policy & International Affairs Fellow, and as president of the student body and a representative on Morehouse’s Board of Trustees

EDUCATION

■     Bachelor of Arts, Morehouse College

■     Master of Business Administration, Harvard Business School

DIGITALBRIDGE 2023 PROXY STATEMENT  |  17

PROPOSAL NO. 1: ELECTION OF DIRECTORS

DALE ANNE REISS	Independent Director since 2019

Global and Americas Director of Real Estate, Hospitality and Construction of Ernst & Young LLP (Retired)

AGE 75

COMMITTEE MEMBERSHIPS

■     Audit Committee

■     Nominating & Corporate Governance Committee (Chair)

EXPERIENCE

■     Senior Managing Director of Brock Capital Group LLC since December 2009 and Chairman of Brock Real Estate LLC since 2009

■     Senior Partner at Ernst & Young LLP and predecessor firm from 1985 until her retirement in 2008; Global and Americas Director of Real Estate, Hospitality and Construction from 1999 to 2008. Senior consultant to Global Real Estate Center from 2008 to 2011

■     Senior Vice President and Controller at Urban Investment & Development Company from 1980 to 1985

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Extensive expertise in financial and accounting matters from her experience over an extended period at several major public accounting firms

■     Leadership experience in management and operations from her experience at major public accounting firms

■     Experience as a director of other public and private companies

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Tutor Perini Corporation (NYSE: TPC) (May 2014 to present; Chair of Audit Committee; Nominating and Governance Committee)

■     Starwood Real Estate Income Trust, Inc. (November 2017 to present; Chair of Audit Committee)

■     iStar Inc. (NYSE: STAR) (July 2008 to May 2019; Chair of Audit Committee, Member of Nominating and Governance Committee)

■     Post Properties, Inc. (formerly NYSE: PPS) (October 2008 to May 2013; Audit Committee, Nominating and Governance Committee)

■     Care Capital Properties Inc. (formerly NYSE: CCP) (August 2015 to August 2017; Chair of Compensation Committee, Nominating and Governance Committee)

■     CYS Investments, Inc. (formerly NYSE: CYS0 (January 2015 to July 2018; Audit Committee; Nominating and Governance Committee)

OTHER POSITIONS/RECOGNITIONS

■     Certified Public Accountant

■     Governor and Former Trustee of Urban Land Institute (1998 to present)

■     Trustee of Southwest Florida Community Foundation

■     Trustee of Sanibel Police Pension Board

■     Board member of Educational Housing Services (NYC)

■     Trustee of Collaboratory

EDUCATION

■     Master of Business Administration, University of Chicago

■     Bachelor of Science, Illinois Institute of Technology

18  |  DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

DAVID M. TOLLEY	Independent Director since 2022
Former EVP and Chief Financial Officer of Intelsat S.A. AGE 55 COMMITTEE MEMBERSHIPS ■ Audit Committee ■ Compensation Committee

EXPERIENCE

■     Executive Vice President and Chief Financial Officer of Intelsat S.A. from June 2019 to March 2022, where he helped to lead a multi-billion dollar restructuring of one of the world’s largest satellite communications services providers

■     Chief Financial Officer of Network Access Associates Ltd. (“OneWeb”), a satellite services company, from 2017 to 2019

■     Senior Managing Director in the Private Equity Group at Blackstone from 2000 to 2011, where he led satellite services strategy and investing and served on the Private Equity Investment Committee

■     Vice President at Morgan Stanley in the Investment Banking Division, from 1990 to 2000, where he provided banking and advisory services to established and emerging companies in the broader communications sector

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Deep understanding of financial and accounting matters from his experience in management at other public and private companies

■     Invaluable expertise on Board practices and corporate governance matters to DigitalBridge from service as a director of other public companies

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     WeWork Inc. (NYSE: WE) (February 2023 to present)

■     KVH Industries, Inc. (NASDAQ: KVHI) (June 2022 to present)

■     Cumulus Media (NASDAQ: CMLS) (2006 to 2017)

■     New Skies Satellites (2004 to 2006)

■     Centennial Communications (formerly NYSE: CYCL) (2001 to 2005)

OTHER POSITIONS/RECOGNITIONS

■     Board of Directors of ExteNet Systems (2016 to 2019)

EDUCATION

■     Master of Business Administration from Columbia Business School

■     Bachelor of Science in Economics and History from the University of Michigan.

DIGITALBRIDGE 2023 PROXY STATEMENT  |  19

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Corporate Governance

Corporate Governance Guidelines and Codes of Ethics

We are committed to good corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Principal Executive Officer and Senior Financial Officers discussed below to enhance our effectiveness. These guidelines and codes are available on our website at www.digitalbridge.com under the heading “Shareholders—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics, without charge, by writing to:

Investor Relations
DigitalBridge Group, Inc.
750 Park of Commerce Drive
Suite 210
Boca Raton, FL 33487.

Our Corporate Governance Guidelines are designed to assist our Board in monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing stockholder value over the long term. Our Corporate Governance Guidelines govern, among other things, Board member qualifications, responsibilities, restrictions and education, Board and committee function, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our employees, officers and directors. We strive to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, among other things, our Code of Business Conduct and Ethics prohibits employees from providing gifts, favors or anything of value to government officials or employees or members of their families without prior written approval from the Company’s Deputy General Counsel—Corporate. We have also adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers of our company. We will disclose any amendments or waivers from the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics on our website.

Director Independence

Of our 9 directors being nominated for election by our Board, our Board affirmatively determined that each of the following eight director nominees is independent under the NYSE listing standards:

■ James Keith Brown	■ Nancy A. Curtin
■ Jeannie H. Diefenderfer	■ Jon A. Fosheim
■ Gregory J. McCray	■ Sháka Rasheed
■ Dale Anne Reiss	■ David M. Tolley

In determining director independence, our Board considered whether or not each director or nominee has a direct or indirect material relationship with the Company and has otherwise complied with the requirements for independence under the applicable NYSE rules. Marc C. Ganzi is not independent, as Mr. Ganzi is our Chief Executive Officer.

20  |  DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board Leadership Structure

Our Board has appointed Ms. Curtin as our independent, non-executive Chairperson of the Board. As Chairperson of the Board, Ms. Curtin:

■	presides over all meetings of the Board (including executive sessions of the independent directors) and stockholders,
■	reviews and approves meeting agendas, meeting schedules and other information,
■	acts as a liaison between
(1)	the outside directors and management, including the Chief Executive Officer,
(2)	among independent directors, and
(3)	between interested third parties and the Board,
■	serves as the focal point of communication to the Board regarding management plans and initiatives,
■	ensures that the role between Board oversight and management operations is respected,
■	consults on stockholder engagement and governance matters, and
■	performs such other duties as the Board requires from time to time.

Our Chief Executive Officer, Mr. Ganzi, is responsible for working with the Board in setting the Company’s strategic direction and day-to-day leadership and performance. Mr. Ganzi has substantial experience, knowledge and relationships in the digital industry and our Board believes that having the Chairperson role as a separate position allows Mr. Ganzi to focus on continued execution of the Company’s business plan, which will best serve the interests of the Company.

In addition, the Board believes that having an independent Chairperson:

(1)	increases the independent oversight of the Company and enhances the Board’s objective evaluation of our Chief Executive Officer,
(2)	provides our Chief Executive Officer with an experienced sounding board in the Chairperson, and
(3)	provides an independent spokesperson for the Company.

Our Compensation, Audit and Nominating and Corporate Governance Committees are currently comprised entirely of independent directors. The Board believes that having an independent Chairperson of the Board and independent Compensation, Audit and Governance Committees provides a structure for strong independent oversight of our management. Each committee chair presides over the chair’s committee meetings and reviews and approves meeting agendas, schedules and other information for the committee. We believe that the Board’s leadership structure, including its independent chair, majority of independent directors, and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight. If in the future the Board, after considering facts and circumstances at that time, appoints the Chief Executive Officer as Chairperson of the Board, we will promptly publicly disclose the appointment.

Under our Corporate Governance Guidelines, if the Chairperson is not an independent director, the independent members of the Board shall elect an independent director to serve as Lead Director, and the Board will develop duties and obligations for the Lead Director. We would expect any appointed Lead Director to generally assume the duties and responsibilities of our independent Chairperson described above.

DIGITALBRIDGE 2023 PROXY STATEMENT  |  21

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board’s Role in Risk Oversight

The Board is responsible for overseeing and monitoring our risk management processes. The Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in NYSE rules. A summary of the risk oversight responsibilities allocated to the standing committees is set forth below. The Board or the responsible committee considers short-term, medium-term and long-term risks in exercising their oversight responsibilities and considers the immediacy and magnitude of the potential impact of a particular risk in assessing mitigation strategies. Our Board committees meet regularly to discuss these areas of risk and report back to the Board.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
AREAS OF RISK	■ Financial ■ Operational ■ Cybersecurity/Technology ■ Digital Continuity Plans ■ Insurance ■ Foreign Corrupt Practices Act ■ FX Exposure/Counterparty Risk	■ Compensation Related Risks ■ Engagement and Oversight of Independent Compensation Consultant ■ Shareholder Engagement ■ HR Matters	■ Succession Planning ■ Board Refreshment ■ Onboarding ■ ESG Oversight ■ Board Education/Regulatory Developments ■ Board Review and Evaluations

In connection with its oversight of risk to our business, our Board and its committees consider feedback from our Chief Financial Officer, Internal Auditor and other members of management concerning the Company’s operations and strategies and consider the attendant risks to our business. The Board and its committees also engage in regular discussions regarding risk management with our independent and internal auditors. The Board routinely meets with our Chief Executive Officer and President, Chief Financial Officer, Chief Legal Officer and Chief Accounting Officer, and other members of management as appropriate in the Board’s consideration of matters submitted for Board approval and risks associated with such matters. Additionally, the Board of Directors is also responsible for overseeing our cybersecurity risks. Our head of information technology provides annual cybersecurity updates to either our Board of Directors or the Audit Committee.

The Board and its committees hear reports from the members of management responsible for the matters considered to enable the Board and each committee to understand and discuss risk identification and risk management. All directors have access to members of management in the event a director wishes to follow up on items discussed during the Board meeting. The Board and its committees consult with outside advisors and experts on risk matters when necessary. The Board has also established a balance sheet oversight committee, composed of the Company’s Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer and Chief Risk Officer (once appointed) to independently review and make recommendations to the Board concerning potential transactions that involve a potential conflict or related party transaction or that are outside the strategic mandate of the Company set by the Board.

For further information regarding the roles performed by each of our committees, including in connection with risk oversight, see “Proposal No. 1—Information about our Board of Directors and its Committees.”

22  |  DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Majority Voting Standard for Election of Directors

Our bylaws provide that, in any uncontested election of directors, a director nominee will be elected by a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present. If in any uncontested election of directors an incumbent director does not receive a majority of the votes cast by stockholders entitled to vote with respect to the election of that director, our Corporate Governance Guidelines require such director to tender his or her resignation within three days after certification of the results. To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Directors Offer of Resignation Policy

Our Corporate Governance Guidelines provide that, whenever a member of our Board accepts a position with a company that is competitive to the Company’s business or violates our Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to members of our Board, such Board member must offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. Such Board member is expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation in this regard.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our Board of Directors devotes a portion of each regularly scheduled Board and committee meeting to executive sessions without management participation. In addition, our Corporate Governance Guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent directors. Our Chairperson of the Board presides and will continue to preside at these sessions.

Director Nomination Procedures

Our goal is to ensure that our Board of Directors consists of a diversified group of qualified individuals that function effectively as a group. While it is expected that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors, our Nominating and Corporate Governance Committee charter provides that candidates for director must have the highest personal and professional integrity, a demonstrated exceptional ability and judgment and an ability to be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders.

In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee shall assess the nominee’s independence and may consider, among other things, the following, all in the context of an assessment of the perceived needs of the Board at that time:

■	diversity, age, background, skill and experience;
■	personal qualities, high ethical standards and characteristics, accomplishments, and reputation in the business community;
■	knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;
■	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

DIGITALBRIDGE 2023 PROXY STATEMENT  |  23

PROPOSAL NO. 1: ELECTION OF DIRECTORS

■	knowledge and expertise in various areas deemed appropriate by the Board; and
■	fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board of Directors and (c) stockholders of the Company. The Nominating and Corporate Governance Committee also has the sole authority to consult with or retain advisors or search firms as it deems necessary or appropriate in its sole discretion, including any search firm to assist in the identification of qualified director candidates.

In 2022, as part of our continuing Board refreshment efforts, we engaged Spencer Stuart as a third party executive search firm to assist the Nominating and Corporate Governance Committee in identifying, screening and assessing two potential director candidates.

All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board at the 2023 Annual Meeting must have been received by December 2, 2022. We did not receive any such nominations and no other nominations for election to our Board may be made by stockholders at the 2023 Annual Meeting.

Communications with the Board

Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Chairperson of the Board, at the following address:

“Chairperson” c/o Secretary
DigitalBridge Group, Inc.

750 Park of Commerce Drive
Suite 210

Boca Raton, FL 33487

or by email at chairperson@digitalbridge.com.

The Chairperson of the Board will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Directors.

Anti-Hedging/Pledging Policy

Our insider trading policy applicable to all employees of the Company, including all of our officers and members of our Board, among others, strictly prohibits at all times:

(1)	trading in call or put options involving the Company’s securities and other derivative securities,
(2)	engagement in short sales of the Company’s securities,
(3)	holding the Company’s securities in a margin account, and
(4)	pledging the Company’s stock to secure margin or other loans, except as otherwise approved by our Board.

24  |  DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Information about Our Board of Directors and Its Committees

During the year ended December 31, 2022, our Board met on 12 occasions. Each director then serving attended at least 75% of the aggregate number of meetings of our Board and of all committees on which he or she served during his or her period of service.

All directors are expected to attend the annual meeting of stockholders as provided in our Corporate Governance Guidelines. All of the directors on our Board in May 2022 attended the 2022 Annual Meeting of Stockholders.

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these standing committees has adopted a committee charter, which is available on our website at www.digitalbridge.com under the heading “Shareholders—Corporate Governance” or by writing to:

Investor Relations

DigitalBridge Group, Inc.

750 Park of Commerce Drive

Suite 210

Boca Raton, FL 33487 to request a copy, without charge.

In addition, the Board had three additional committees in 2022. In 2021, the Board formed a special committee to oversee special counsel in its engagement relating to the allegations against Thomas J. Barrack, Jr. (the “Special Investigation Committee”). The term of the Special Investigation Committee expired in 2022, and Mr. Barrack was acquitted in November 2022. The members of the special committee were Ms. Diefenderfer (Chairperson) and Messrs. McCray and Rasheed.

The Board also formed two separate independent transaction committees in March 2022 to evaluate and negotiate potential transactions involving conflicts of interest with senior management. The first committee was composed of Mses. Curtin (Chairperson) and Diefenderfer and Messrs. Carter, Fosheim, McCray, Rasheed and Steffens and was dissolved following a decision not to pursue a transaction (the “Dynasty Committee”). The second committee, composed of Messrs. Carter (Chairperson), Fosheim and Rasheed and Mses. Curtin, Diefenderfer and Reiss continues to oversee the Company’s interest in the ongoing DataBank recapitalization (the “Catapult Committee”).

Each committee of our Board is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals referred to as “non-employee directors” in Rule 16b-3 of the Exchange Act, and “outside directors” in Section 162(m) of the Internal Revenue Code of 1986, as amended.

2022 Board Committee Rotation

In connection with our Board’s dedication to Board refreshment and our company’s digital transformation, the Nominating and Corporate Governance Committee conducted an extensive evaluation of the skills, qualifications and diversity of our director nominees for the 2023 Annual Meeting. Following this evaluation, upon the Nominating and Corporate Governance Committee’s recommendation, the Board approved the continuation of the current committee composition and chairpersons.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

The below chart summarizes our current Board committee memberships. We anticipate that Mr. Tolley will serve as Chair of the Audit Committee and Mr. Brown will join the Audit Committee and Compensation Committee following the 2023 Annual Meeting.

Name	Audit	Compensation	Nominating & Corporate Governance
J. Braxton Carter(1)
Nancy A. Curtin(2)
Jeannie H. Diefenderfer
Jon A. Fosheim
Gregory J. McCray
Sháka Rasheed
Dale Anne Reiss
David M. Tolley

Committee Chair	Committee Member	Audit Committee Financial Expert

(1)	Mr. Carter is not a nominee for director at the 2023 Annual Meeting.

(2)	Ms. Curtin serves as our independent, non-executive Chairperson of our Board.

Audit Committee

Our Board has determined that all five members of the Audit Committee are independent and financially literate under the rules of the NYSE. In addition, our Board has determined that current Audit Committee members, J. Braxton Carter, Jon A. Fosheim, Dale Anne Reiss and David M. Tolley are “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee is responsible for the oversight of, among other things, our accounting and financial reporting processes, the integrity of our consolidated financial statements and financial reporting process, our systems of disclosure controls and procedures and internal control over financial reporting, the enterprise-wide risk management policies of our operations, our compliance with financial, legal and regulatory requirements and our ethics program, the evaluation of the qualifications, independence and performance of our independent registered public accounting firm, and the performance of our internal audit function. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. The Audit Committee met seven times in 2022. The Audit Committee Report is included later within this Proxy Statement.

Nominating and Corporate Governance Committee

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending to our Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders. It also implements and monitors our ESG program, our board education program and our Corporate Governance Guidelines. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board nominees for each committee of our Board. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board’s performance as a whole and of the individual directors and reports thereon to our Board. The Nominating and Corporate Governance Committee met four times in 2022.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Compensation Committee

Our Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE. The Compensation Committee is responsible for, among other things, reviewing and approving on an annual basis corporate goals and objectives relevant to our Chief Executive Officer’s compensation and evaluating our Chief Executive Officer’s performance in light of such goals and objectives, determining compensation for our executive officers, implementing and administering our equity compensation plans, preparing and submitting a report on executive compensation for inclusion in our proxy statement and/or annual report and reviewing, evaluating and recommending to the Board, if appropriate, changes to the compensation for directors. In addition, the Compensation Committee also ensures that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

The Compensation Committee may delegate its authority to members as it deems appropriate, and any actions taken by such members must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the sole authority to retain and terminate such outside legal, accounting or other advisors to the Compensation Committee as it deems necessary and advisable in its sole discretion, including compensation consultants. In selecting such advisors or consultants, the Compensation Committee considers the independence of such advisor or consultant, as determined by it in its business judgment, in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee will be directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee. The Compensation Committee met 12 times in 2022. The Compensation Committee Report is included later within this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks or employee participation on the Compensation Committee.

Director Compensation

Determination of Compensation Awards

The Compensation Committee has responsibility for making recommendations to our Board regarding non-employee director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider:

■	the significant amount of time that directors expend in fulfilling their duties to us,
■	participation on Board committees,
■	the skill-level required by us of members of our Board, and
■	competitive pay practice data.

In 2022, the Compensation Committee engaged an independent compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”), to assist in its review of competitive practice data regarding non-employee director compensation and to advise the Compensation Committee in connection with making recommendations to our Board with respect to the amount and form of such compensation. In addition, Semler Brossy provided services in 2022 relating to executive compensation matters for the Company’s executive officers as discussed in “Compensation Discussion and Analysis” in this Proxy Statement.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Following the Compensation Committee’s comprehensive review of competitive practice data and in consideration of advice provided by Semler Brossy, the Compensation Committee recommended to our Board, and our Board approved, the non-employee director compensation program described below for 2022.

Non-Employee Directors

During 2022, our non-employee directors’ fees were as follows:

Non-Employee Directors’ Fees		Annual Cash Retainers ($)	Annual Stock Award ($)
Cash Retainer		100,000
Additional cash retainer for Chairperson(1)		125,000
Additional cash retainer for Committee Chairpersons:
■	Audit Committee	25,000
■	Compensation Committee	20,000
■	Nominating & Corporate Governance Committee	20,000
Additional cash retainer for Committee Members (other than Chairperson):
■	Audit Committee	15,000
■	Compensation Committee	10,000
■	Nominating & Corporate Governance Committee	10,000
Granted promptly following annual re-election, subject to one-year vesting condition(2)			175,000

(1)	The Chairperson attends regularly scheduled committee meetings without any additional compensation for such participation at the committee meetings for which he or she is not a member.

(2)	To be granted two business days following such director’s re-election to the Board in the form of restricted shares of Class A common stock, which will vest in full on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board. In addition, promptly following initial appointment or election to our Board, a pro rata portion (based on the period from such director’s initial appointment to the first anniversary of the Company’s most recent annual stockholder meeting) of the Annual Stock Award is granted, subject to vesting on the first anniversary of the Company’s most recent annual stockholder meeting.

The annual retainers are paid quarterly in arrears in cash. In addition, beginning in 2023, directors will receive a per meeting fee of $2,500 for any Board meeting(s) attended once the number of Board meetings exceeds 8 for the fiscal year and $1,500 for any Audit Committee, Compensation Committee or Nominating & Corporate Governance Committee meeting(s) attended once the number of meetings of such committee exceeds 8 for the fiscal year. The additional meeting fees are payable quarterly following the end of the previous quarter. The Company also reimburses each of the directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In 2022, (i) members of the Dynasty Committee received six-month retainers of $100,000 ($150,000 for the chairperson), (ii) members of the Catapult Committee received six-month retainers of $50,000 ($75,000 for the chairperson), and (iii) members of each of the Catapult Committee, the Dynasty Committee and the Special Investigation Committee received $2,000 per meeting attended in person and $1,000 per meeting attended virtually. The compensation for these special committees of the Board was determined based on a number of factors, including the anticipated amount of time expected to be devoted to the committee matters and additional work such committee members, including the Chairperson of each committee, would be taking on in connection with such director’s participation on such committees.

In 2022, The Board met 12 times, the Audit Committee met 7 times, the Compensation Committee met 12 times, the Nominating & Corporate Governance Committee met 7 times, the Dynasty Committee met 7 times, the Catapult Committee met 9 times and the Special Investigation Committee met 7 times.

28 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Non-Executive Director Deferred Compensation Program

The non-executive directors have the right to elect to receive all or a portion of their annual retainers and any additional annual retainers in the form of deferred stock units in lieu of cash or restricted stock, which units would be issued as of the applicable payment date and valued based on the closing price of the Company’s shares of Class A common stock on the business day prior to such applicable payment date. Deferred stock units are payable in shares of the Company’s Class A common stock either upon the director’s departure from the Board or in annual installments over three years following departure. All deferred stock units are entitled to receive dividend equivalent payments, which are reinvested into additional deferred stock units. Any such additional deferred stock units will be subject to the same restrictions and conditions, including any vesting conditions, as the deferred stock units with respect to which they were credited.

Director Compensation for 2022

The following table provides information concerning the compensation of our non-employee directors for 2022:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
J. Braxton Carter	323,000	175,003	—	498,003
Nancy A. Curtin	438,000	175,003	—	613,003
Jeannie Diefenderfer	297,316	175,003	—	472,319
Jon A. Fosheim	298,000	175,003	—	473,003
Gregory J. McCray	235,000	175,003	—	410,003
Sháka Rasheed	295,000	175,003	—	470,003
Dale Anne Reiss	192,000	175,003	—	367,003
John L. Steffens(3)	184,564	57,310	—	241,874
David M. Tolley(4)	42,120	119,386	—	161,506

(1)	Includes deferred stock units paid in lieu of cash to Ms. Curtin and Messrs. Fosheim and Steffens. Consists of the following amounts earned and paid in cash or deferred stock units, as applicable, (i) pursuant to annual director fees and (ii) in connection with service on one or more of the Catapult Committee, the Dynasty Committee and the Special Investigation Committee:

Name	Annual Fees	Special Committee Fees	Total Fees
J. Braxton Carter	135,000	188,000	323,000
Nancy A. Curtin	225,000	213,000	438,000
Jeannie Diefenderfer	123,316	174,000	297,316
Jon A. Fosheim	135,000	163,000	298,000
Gregory J. McCray	120,000	115,000	235,000
Sháka Rasheed	125,000	170,000	295,000
Dale Anne Reiss	135,000	57,000	192,000
John L. Steffens(3)	79,564	105,000	184,564
David M. Tolley(4)	42,120	—	42,120

(2)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of the shares of common stock and/or deferred stock units granted to each of our non-employee directors on May 10, 2022, which was for the annual grant in connection with each director’s re-election to the Board (except for Mr. Tolley who was appointed to the Board on August 30, 2022) on May 4, 2022. As of December 31, 2022, except for (i) 6,680 unvested shares held by each of Mses. Diefenderfer and Reiss and Messrs. Carter and McCray, (ii) 6,267 unvested shares held by Mr. Tolley

DIGITALBRIDGE 2023 PROXY STATEMENT | 29

PROPOSAL NO. 1: ELECTION OF DIRECTORS

and (iii) 6,692 unvested deferred stock units held by each of Ms. Curtin and Messrs. Fosheim and Rasheed, none of our directors held any unexercised option awards or unvested stock awards that had been granted as director compensation. Following Mr. Steffen’s resignation from our Board, all unvested stock awards held by him were accelerated. Each of the stock awards in 2022 was issued in the form of deferred stock units, except that 100% of the stock awards granted to each of Mses. Diefenderfer and Reiss and Messrs. Carter, McCray and Tolley were in restricted shares of the Company’s Class A common stock.

(3)	Mr. Steffens resigned from our Board effective August 29, 2022.

(4)	Mr. Tolley was appointed to our Board on August 30, 2022 and therefore, the compensation earned in 2022 includes Mr. Tolley’s pro rata portion of the annual cash retainers and the initial equity to grant to Mr. Tolley on September 13, 2022.

Director Stock Ownership Guidelines

Our Board adopted the following minimum stock ownership guidelines for non-executive members of our Board:

Title	Guideline
Non-Executive Directors	●●●●	A multiple of 4x annual director cash base retainer

Pursuant to the Non-Executive Independent Director Compensation Policy, each non-executive director is required to maintain ownership of shares of Class A common stock of the Company (which may include deferred stock units) with a value no less than four-times (4x) the annual cash base fee for his or her services. In connection with the foregoing share ownership requirement, each non-executive director shall have until the end of the five-year period commencing upon such director’s initial election to the Board to comply with the minimum share ownership requirement in order to stand for re-election. Each director is currently in compliance with these ownership requirements or is within the five-year transition period.

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EXECUTIVE

OFFICERS

The following sets forth certain information concerning our executive officers. Our executive officers, who are appointed annually by our Board of Directors, are critical to creating and executing on the Company’s strategy.

Name	Age	Position
Marc C. Ganzi	51	Chief Executive Officer
Benjamin J. Jenkins	52	President and Chief Investment Officer
Jacky Wu	40	Executive Vice President, Chief Financial Officer and Treasurer
Ronald M. Sanders	59	Executive Vice President, Chief Legal Officer and Secretary
Liam Stewart	45	Chief Operating Officer
Sonia Kim	49	Managing Director and Chief Accounting Officer

See “Proposal No. 1: Election of Directors—Board of Directors” above for Mr. Ganzi’s biographical information.

BEN JENKINS
President and Chief Investment Officer	Benjamin J. Jenkins is President and Chief Investment Officer of DigitalBridge, a position he has held since March 2022. Mr. Jenkins previously served as Chief Investment Officer of the Company’s Digital IM segment and as Chairman of Digital Bridge Holdings prior to its acquisition by DigitalBridge in July 2019. Mr. Jenkins is also the Co-Founder of Digital Bridge Holdings and the former Chairman of Global Tower Partners. Prior to forming Digital Bridge Holdings in 2013, Mr. Jenkins was a Senior Managing Director and head of the Hong Kong office for The Blackstone Group. During his 12 years at Blackstone, Mr. Jenkins led over a dozen private equity investments (including Global Tower Partners) across a range of industries and geographies, including telecommunications deals in developed and emerging markets. Prior to joining Blackstone, Mr. Jenkins was an associate at Saunders, Karp and Megrue and a financial analyst at Morgan Stanley. Mr. Jenkins received a Bachelor of Arts with honors from Stanford University and an MBA with distinction from Harvard Business School.

JACKY WU
Executive Vice President, Chief Financial Officer and Treasurer	Jacky Wu is an Executive Vice President, Chief Financial Officer and Treasurer of DigitalBridge. Prior to joining DigitalBridge in March 2020, Mr. Wu served as Executive Vice President and Chief Financial Officer of Driven Brands, Inc. (NASDAQ: DRVN), America’s largest automotive aftermarket platform from September 2016 to March 2020, during which time he oversaw the filing of Driven Brands’ registration statement in connection with its initial public offering in March 2020. Prior to that, Mr. Wu served as Executive Vice President and Chief Financial Officer of Xura, Inc. (formerly Comverse, Inc. (NASDAQ: MESG)) from April 2015 to September 2016, when the company was taken private. From May 2010 to March 2015, Mr. Wu was Vice President at American Tower Corporation (NYSE: AMT), where he was Vice President of Finance and Mergers & Acquisitions from January 2014 to March 2015 and Vice President of Financial Planning and Analysis, US Tower from May 2010 to December 2013. Prior to that, Mr. Wu spent eight years at Verizon Communications (NYSE: VZ), from 2002 to 2010, where he served in numerous accounting, finance and business development roles, including as the Director and Chief Financial Officer of Verizon’s Digital Services Inc. from 2009 to 2010. He graduated summa cum laude, Phi Beta Kappa and with Departmental Honors with a Master of Business Administration and a Bachelor of Science in Economics from Tulane University.

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EXECUTIVE OFFICERS

RONALD M. SANDERS
Executive Vice President and the Chief Legal Officer and Secretary	Ronald M. Sanders is an Executive Vice President and the Chief Legal Officer and Secretary of DigitalBridge. Mr. Sanders is responsible for the management of global legal affairs and generally provides legal and other support to the operations of DigitalBridge. Prior to joining the DigitalBridge business in 2004, Mr. Sanders was a Partner with the law firm of Clifford Chance US LLP. Mr. Sanders received his Bachelor of Science from the State University of New York at Albany in 1985, and his Juris Doctor from the New York University School of Law in 1988.

LIAM STEWART
Chief Operating Officer	Liam Stewart is Chief Operating Officer of DigitalBridge, a position he has held since March 2022. Prior to joining DigitalBridge in September 2020 as the Chief Operating Officer of the Company’s Digital IM segment, Mr. Stewart was the Chief Financial Officer of Macquarie Infrastructure Corporation from June 2015 until September 2020. Mr. Stewart has approximately 15 years of experience in acquiring, operating and financing infrastructure assets in the U.S., Australia, and Asia. Prior to joining Macquarie Infrastructure and Real Assets in 2014, Mr. Stewart was a Senior Vice President and Management Partner at Global Tower Partners (GTP), where he had responsibility for all capital markets initiatives and led over a dozen domestic and international financings for GTP. He was also responsible for all treasury, capital markets and strategic planning, budgeting, forecasting, investor relations and reporting initiatives at GTP. Prior to joining GTP in 2009, Mr. Stewart was employed by the Macquarie Group where he had day to day responsibility for a listed Macquarie affiliate’s North American media and telecommunications investments. Mr. Stewart has an MBA from the Kellogg School of Management at Northwestern University and a Bachelor of Arts and Bachelor of Laws from the University of New South Wales. He is also admitted to practice as a solicitor in the state of New South Wales.

SONIA KIM
Managing Director and Chief Accounting Officer	Sonia Kim is a Managing Director and Chief Accounting Officer of DigitalBridge, a position she has held since January 2021. Ms. Kim is responsible for financial reporting and accounting policy matters for DigitalBridge and its managed vehicles. Prior to joining DigitalBridge in 2008, Ms. Kim was an auditor with Deloitte & Touche LLP and PricewaterhouseCoopers LLP, serving clients primarily in real estate and financial services industries. Ms. Kim received a Bachelor of Arts in Business Economics from the University of California, Los Angeles, and is a Certified Public Accountant in the State of California.

32 | DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 2:

NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We are asking our stockholders to indicate their support for the resolution approving our named executive officers’ compensation as described in this Proxy Statement. This advisory vote is commonly referred to as “say-on-pay.” This vote is not limited to any specific item of compensation but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Please see “Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2022.

The resolution approving the compensation of our named executive officers is advisory and, therefore, will not have any binding legal effect on the Company, our Board or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers.

Our Board of Directors Recommends a Vote “FOR” Approval, on a Non-binding, Advisory Basis, of Named Executive Officer Compensation.

DIGITALBRIDGE 2023 PROXY STATEMENT | 33

COMPENSATION

COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

34  |  DIGITALBRIDGE 2023 PROXY STATEMENT

COMPENSATION

DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis section discusses the compensation of our named executive officers (NEOs) as follows:

Name	Position
Marc C. Ganzi	Chief Executive Officer
Benjamin J. Jenkins	President and Chief Investment Officer
Jacky Wu	Executive Vice President, Chief Financial Officer and Treasurer
Ronald M. Sanders	Executive Vice President, Chief Legal Officer and Secretary
Liam Stewart	Chief Operating Officer

Executive Compensation Program

Executive Leadership

In early 2019, our Board of Directors determined to transform the strategy of the Company from one focused on multiple real estate asset classes to one focused exclusively on the digital infrastructure sector, which is experiencing strong secular growth. To execute on this transformative shift, in July 2019, the Company acquired Digital Bridge Holdings, a leading investor in digital infrastructure, with the agreement that Digital Bridge Holding’s CEO, Mr. Ganzi, would within a two-year period become CEO of the Company. The business plan envisioned that the Company would rotate its assets to become a pure play digital infrastructure company and commence an orderly disposition of its legacy assets and liabilities.

Mr. Ganzi was appointed as CEO in July 2020 and led the Company through the pivot envisioned in July 2019. Highlights from Mr. Ganzi’s tenure include completing the Company’s rotation to 100% digital profile ahead of schedule, effectively rotating over $80 billion in AUM, and generating net proceeds of over $1.2 billion in the disposition of the Company’s legacy assets; expanding the Company’s asset management platform through successful fundraising for the Company’s flagship DBP II fund, which raised $8.3 billion in 2021 and the launch of new core, credit, and venture strategies; executing two strategic acquisitions which consolidated the Company’s ownership of its asset management platform and contributed to significant increases in expected earnings. These activities have increased FEEUM to over $27 billion (from $7 billion in July 2020) and AUM to over $65 billion (from $21 billion in July 2020) as of the date of this proxy statement. See “Proxy Summary—2022 Year in Review” for additional highlights from 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Structured Pay Model

With Marc C. Ganzi’s appointment as our company’s CEO in July 2020, our Compensation Committee engaged in a robust assessment of CEO pay models used among peers across the alternative asset management industry, which included consideration of feedback from stockholder engagement and recommendations from Semler Brossy, our independent compensation consultant. Following its assessment, our Compensation Committee adopted a structured pay model for 2021, which was primarily driven by formulaic-based determinations of rigorous financial and non-financial goals, and included the following improvements:

(1)	increased the weighting of corporate financial metrics in the Company’s annual incentive plan from 60% to 75%, and decreased the weighting attributable to pre-established individual goals, objectives and performance targets from 40% to 25%
(2)	established that 50% of all long-term incentive equity compensation, regardless of whether paid by the Company or Company-managed vehicles, will be performance-based
(3)	increased the rigor of the performance hurdles in our total stockholder return (TSR) performance-based equity awards by increasing the minimum payout threshold from the 10th percentile to the 25th percentile, increasing the threshold for target payout from the 50th percentile to the 55th percentile, and capping payouts at target when absolute TSR is negative

This structured pay model, described further herein, was used to determine compensation for 2022 performance for our NEOs. Our Compensation Committee reviewed our compensation program with Semler Brossy again in 2023 and believes that our compensation program, which maintains the structured pay model with the improvements described above, best aligns the incentives of our NEOs with the interests of our stockholders.

Stockholder Engagement

We believe in maintaining an ongoing dialogue with our stockholders and seek their feedback on a wide range of issues, including compensation practices. At our 2022 Annual Meeting of Stockholders, our stockholders voted on the say-on-pay advisory proposal to approve the compensation paid to our NEOs. Of the votes cast, more than 85% were in favor of the say-on-pay proposal at our 2022 Annual Meeting of Stockholders. During 2022, in a stockholder outreach campaign led by Jon Fosheim, the Chair of our Compensation Committee, we met with institutional investors representing approximately 14% of our outstanding stock to solicit feedback and better understand their individual concerns on our overall executive compensation program. Neither our CEO nor any other NEO participated in any of these meetings with investors.

As previously noted, we strongly considered the responses we received from stockholders in implementing our executive compensation program. Our Compensation Committee deeply values the continued interest of and feedback from our shareholders on our executive compensation program and is committed to maintaining an active dialogue with them to ensure their perspectives are thoughtfully taken into account. We anticipate another stockholder outreach campaign, led by Mr. Fosheim in 2023 to continue this dialogue.

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COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance Philosophy and Program Objectives

OUR PHILOSOPHY

The primary goal of our executive compensation program is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent.

1	2		3
Attract and Retain Industry Talent	Variable Pay Structure Linked to Financial Objectives		Performance and Compensation Benchmarking
■

Implements elements consistent with compensation programs of our peers, including base salaries, cash bonuses, equity awards and incentive fee allocations in our managed funds and investment vehicles, in order for us to remain competitive in the market for attracting and retaining executive talent

	■	Focuses on creating variable pay structures, emphasizing long-term compensation directly related to our stock price, relative TSR and other strategic and financial objectives	■

Benchmarks our performance and compensation against our peers with consideration of company market capitalization and complexity as indicated by revenues, range of businesses and other factors to set target levels of compensation and determine the value and level of award opportunities

OUR APPROACH

Our executive compensation program consists of salary and certain variable pay components, including annual cash bonus, long-term incentive equity awards, and incentive fee allocations in our managed funds and investment vehicles. Our executive compensation program is designed to strengthen the link between pay and performance.

1		2		3		4
Annual Cash Bonus Approach		Equity and Cash Weighting		Long-Term Incentive		Incentive Fee Allocations
■	Utilizes a formulaic approach to determining annual cash bonus awards to executive officers involving objective corporate financial metrics (75%) and subjective elements (25%) relating to personal performance targets, as opposed to a fully discretionary approach	■	Sets incentive targets more heavily weighted towards equity over cash compensation	■	Grants at least 50% of long-term incentive equity compensation in the form of performance-based awards based on relative TSR	■	We allocate a portion of incentive fees to management, which may result in payments to them, from time to time, upon the achievement of minimum return hurdles on investments made by our managed funds and investment vehicles. See “Incentive Fee Allocations.”

DIGITALBRIDGE 2023 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PRACTICES

We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive market in which we operate, to align management and stockholder interests and to continue to drive our long-term track record of superior returns to stockholders. The following are key features of our executive compensation programs:

What We Do
✔

Pay for performance. The vast majority of total compensation, including payments from incentive fee allocations, is tied to performance (i.e., there are minimum incentive targets, but not guaranteed minimum payments) and salaries comprise a relatively small portion of each executive’s overall compensation opportunity.

✔	Long-term alignment with stockholders. Our equity incentive awards are subject to time-based, multi-year vesting schedules to enhance executive officer retention.
✔

Relative TSR Performance Alignment. We align the interest of our executive officers with our long-term investors by designing our equity compensation program to provide for future multi-year, performance-based equity awards based on relative total stockholder return performance with target set at 55th percentile.

✔	Absolute TSR Performance Cap. Beginning in 2020, payouts of performance-based equity awards are capped at target when absolute TSR is negative.
✔	Emphasis on Performance-Based Awards. 50% of all long-term incentive awards granted to executive officers are performance-based (regardless of the source of such award).
✔	Clawback Policy. We impose a clawback policy with respect to incentive payments.
✔	Stock Ownership Guidelines. We follow robust stock ownership guidelines for our executives and directors.
✔	Peer Benchmarking. We consider and benchmark peer companies in establishing executive compensation.
✔	Independent Compensation Consultant. An independent compensation consultant is retained by the Compensation Committee.

What We Don’t Do
x	No Tax Gross Ups. We do not provide tax gross-ups on compensation payments made in connection with a change of control.
x	No Guaranteed Bonuses. We do not provide guaranteed bonuses.
x	No Single Trigger Cash Severance. We do not provide for single trigger cash severance in connection with a change of control.
x	No Dividends on Unearned Performance-Based Awards. We will not pay dividends or distributions on unearned equity awards subject to performance-based vesting.
x	No Hedging or Pledging. We do not allow hedging or pledging of Company securities.

WE PAY FOR PERFORMANCE

Variable pay, consisting of long-term incentive equity awards, annual cash bonus and, if any, incentive fee allocations, constitutes the vast majority of our executive compensation. This weighting towards variable pay allows the Compensation Committee to reward strong performance and penalize poor performance in both our business operations and our stock price. Our variable pay components contain structural elements from alternative asset managers in recognition that the incentives of our executives need to be aligned with stockholders as well as our private fund investors.

38 | DIGITALBRIDGE 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

To build even stronger pay for-performance alignment with our stockholders, 50% of long-term incentive equity awards granted by the Company are “at-risk” performance-based stock awards, the ultimate value of which depends on the Company’s total stockholder return relative to peer companies based on future performance.

The following charts present the ratio of the components of total direct compensation (salary, annual cash bonus and equity awards) and incentive fee payments in 2022 for our Chief Executive Officer individually, and the weighted average of each component for our other current NEOs as a group:

Extraordinary Incentive Fees Paid in 2022

In 2022, several transactions resulted in the Company receiving its first payments of carried interest realized on digital infrastructure investments, the most important of which was the first stage of the DataBank recapitalization. The DataBank recapitalization transactions involved the sale of a portion of the Company’s ownership interest in DataBank, which decreased the Company’s interest from 20% as of December 2021 to 11% as of December 2022 and generated $425 million in net proceeds to the Company (including the Company’s share of carried interest, net of allocation to employees), reflecting a 2.0x multiple of invested capital since the Company’s initial investment in DataBank in December 2019. In addition to providing an an excellent return on the Company’s investment and substantial liquidity to the Company, the DataBank transactions advanced the Company’s goals to deconsolidate DataBank, simplify its business model and financial reporting and align the Company’s balance sheet more closely with the asset management business model. Approximately 79% of the incentive fees paid to our NEOs in 2022 were from carried interest realized in connection with the successful DataBank recapitalization in the second half of 2022.

In aggregate, the Company received $32.6 million (net of allocation to employees and to Wafra) of carried interest in 2022, $20.1 million of which was attributable to the partial DataBank recapitalization described above. The remaining $12.5 million was attributable to sales of investments by DBP I and DBP II, which represented significant milestones as the first exit transactions from our flagship funds and resulted in profits for and the return of capital to our fund investors. We believe that these successful outcomes support the Company’s strategy, have enhanced our ability to raise new funds and new capital and provided other tangible benefits to the Company.

The incentive fee payments reported in this proxy statement were made pursuant to contractual arrangements with our NEOs determined by incentive fee allocations made in prior periods. See “Incentive Fee Allocations” below for a discussion of incentive fee allocations to our NEOs. While payments on incentive fee allocations are not predictable, we anticipate that such payments may continue to be a significant element of executive compensation over the long term as our managed funds mature and we exit other investments that generate profits for the Company and our investors. We believe creating strong alignment between our executives and our private fund investors through incentive fee allocations to our

DIGITALBRIDGE 2023 PROXY STATEMENT | 39

COMPENSATION DISCUSSION AND ANALYSIS

NEOs and key employees is important to the continued growth of our investment management business and serves to benefit our stockholders.

The incentive fee payments to our NEOs in 2022 in connection with the transactions described above were reviewed by the Compensation Committee and factored into its 2022 compensation decisions. See “2022 Total Recurring Direction Compensation (NEOs)” for a review of decreases to total direct compensation to our NEOs and “Pay Versus Performance—Compensation Actually Paid and Cumulative TSR” for a review of the decrease in ‘compensation actually paid’ to our NEOs from 2021 to 2022.

Process for Determining Compensation

During the first quarter of each fiscal year, the Compensation Committee determines base salaries, target annual cash bonuses and long-term incentive equity awards and adopts an annual incentive plan, which establishes a formulaic approach to determining the amount of target cash bonuses to be paid, for executive officers. The Compensation Committee engages Semler Brossy, a nationally recognized independent consulting firm, to review and provide independent analysis and recommendations to the Compensation Committee regarding compensation to our NEOs, our annual incentive plan our peer group, and other compensation matters based on their experience and relevant market data.

During the 2022 evaluation period, to establish a framework for executive compensation for 2022, the Compensation Committee and Semler Brossy discussed each of the elements of our compensation plan, including cash bonus, long-term incentive equity awards and incentive fee allocations, carefully evaluated details of equity compensation plans within the Company’s peer group and reviewed other relevant company published survey data. Semler Brossy met with members of the Compensation Committee and management in separate meetings and calls regarding these matters. In addition, the Compensation Committee considered the Company’s performance and relative stockholder return, the amount of compensation payable, including annual incentive awards, to similarly situated officers within our peer group and prior stockholder votes on executive compensation, among other factors, prior to adopting the 2022 Annual Incentive Plan.

The 2022 Annual Incentive Plan combines both objective and subjective measures for evaluating cash bonus compensation of our NEOs. In early 2023, the Compensation Committee made annual cash bonus determinations for our NEOs under the 2022 Annual Incentive Plan as further described herein.

PEER BENCHMARKING

Based on recommendations from Semler Brossy, we effectuated a re-balance of our peer group in 2022 to reflect the completion of our digital transformation as well as our company’s size in terms of revenue, assets, market capitalization and enterprise value.

Our peer group for 2022 consisted of the following companies:

American Tower Apollo Global Management Ares Management Blackstone Group Carlyle Group	Crown Castle International CyrusOne Digital Realty Trust Equinix Iron Mountain	KKR & Co SBA Communications Switch Uniti Group

Based on recommendations from Semler Brossy, we added Blue Owl Capital, Cohen & Steers, Federated Hermes, Hamilton Lane, StepStone Group and TPG and removed American Tower, Crown Castle International, CyrusOne, Equinix, Digital Realty Trust, Iron Mountain, SBA Communications, Switch and Uniti Group for 2023. These changes effectuate a re-balance of our peer group to reflect our focus on investment management and intent to deconsolidate our digital operating assets.

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COMPENSATION DISCUSSION AND ANALYSIS

Our peer group for 2023 consists of the following companies:

Apollo Global Management Ares Management Blackstone Group Blue Owl Capital	Carlyle Group Cohen & Steers Federated Hermes Hamilton Lane	KKR & Co StepStone Group TPG

2022 Compensation Decisions

Based upon its review of our corporate performance, as described above, and the individual performance of each NEO as discussed in this Compensation Discussion and Analysis, the Compensation Committee approved the compensation amounts outlined in the table below. This table provides a comprehensive summary of each NEO’s total recurring direct compensation for the 2022 performance year. This perspective may be useful in reviewing key incentive compensation decisions, as this is how the Compensation Committee considers performance and pay, with incentive compensation generally reflective of prior year’s performance. It should be noted that the table below is not intended to be a substitute for the Summary Compensation Table presented in “Compensation Tables and Related Narrative,” as certain amounts in the table below are different than the amounts in the Summary Compensation Table. The most significant differences are that this table (i) reflects long-term incentive equity awards granted in March 2023 for the 2022 performance year, while the Summary Compensation Table provides the value of the equity awards for the year in which they were granted and (ii) excludes non-recurring compensation items included in the All Other Compensation column of the Summary Compensation Table.

2022 TOTAL RECURRING DIRECT COMPENSATION (NEOs)

Executive	Salary ($)	Annual Cash Bonus ($)	Long-Term Incentive Equity Awards(1) ($)	Total Direct Compensation ($)(2)	% Change from 2021 to 2022(3)
Marc C. Ganzi	1,200,000	1,697,189	2,545,783	5,442,972	(59.1)%
Benjamin J. Jenkins	700,000	492,888	1,600,000	2,792,888	n/a
Jacky Wu	650,000	900,000	2,000,000	3,550,000	7.4%
Ronald M. Sanders	475,000	1,003,380	1,688,000	3,166,379	(22.3)%
Liam Stewart	600,000	538,657	1,600,000	2,738,657	n/a
Total	3,625,000	4,632,113	9,433,782	17,690,896	n/a

(1)	Represents the dollar amount of 2022 grants approved by the Compensation Committee in 2023.

(2)	Excludes incentive fee allocation payments. See “Incentive Fee Allocations” for a discussion of incentive fee allocations and the variable nature of incentive fee payments.

(3)	Mr. Jenkins and Mr. Stewart became executive officers of the Company in March 2022.

Elements of Compensation

The key elements of our executive compensation program are as follows:

ANNUAL BASE SALARY	ANNUAL CASH BONUS	LONG-TERM INCENTIVE EQUITY AWARDS	INCENTIVE FEE ALLOCATIONS	OTHER BENEFITS

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COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL BASE SALARY

Base salaries are designed to compensate our executive officers at a fixed level of compensation that is market competitive and commensurate with each executive’s skills, experience and contributions. In determining base salaries, our Compensation Committee considers a number of factors, including, among other factors, each executive officer’s role and responsibilities, qualifications and experience, past performance, unique skills, future potential with our Company, compensation paid for similar positions within our peer group (including other comparable companies, as applicable) and internal pay equity.

The table below sets forth the base salaries of our NEOs for the 2021 and 2022 years:

	Base Salary		Percentage
Named Executive Officer	2021 ($)	2022 ($)	Change (from 2021 to 2022)
Marc C. Ganzi	1,200,000	1,200,000	0%
Benjamin J. Jenkins	n/a	700,000	n/a
Jacky Wu	600,000	650,000	8%
Ronald M. Sanders	475,000	475,000	0%
Liam Stewart	n/a	600,000	n/a

ANNUAL CASH BONUS

The annual bonus payment is designed to incentivize our executive officers at a variable level of compensation based on performance of both our Company and each individual. The Compensation Committee considers corporate goals, objectives and performance in determining the annual bonus payment under our Annual Incentive Plan.

The table below sets forth the base salaries of our NEOs for the 2021 and 2022 years:

	Annual Cash Bonus
Named Executive Officer	2021 ($)	2022 ($)	Change (from 2021 to 2022)
Marc C. Ganzi	4,844,052	1,697,189	(65.0)%
Benjamin J. Jenkins	n/a	492,888	n/a
Jacky Wu	1,206,889	900,000	(25.4)%
Ronald M. Sanders	1,910,908	1,003,380	(47.5)%
Liam Stewart	n/a	538,657	n/a

2022 ANNUAL INCENTIVE PLAN OVERVIEW

In March 2022, the Compensation Committee established the 2022 Annual Incentive Plan and approved target cash bonuses for our then-current NEOs. The 2022 Annual Incentive Plan provided a 75% weighting across five corporate financial metrics:

■   Digital FEEUM Capital Raise (25%)

■   Digital IM Revenues (20%)

■   Digital Operating Revenues (5%)

■   Digital IM Fee Related Earnings (“FRE”) (20%)

■   Digital Operating Adjusted EBITDA (5%)

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COMPENSATION DISCUSSION AND ANALYSIS

In addition, the 2022 Annual Incentive Plan provided a 25% weighting to individual goals and objectives (based on pre-established individual performance targets applicable to the responsibilities of the relevant executive officer). For 2022, the objective financial metric performance hurdles that our NEOs were required to achieve were established in connection with the Company’s budgeted operations for 2022. The Compensation Committee believes that the corporate financial metric targets established in the 2022 Annual Incentive Plan were robust and rigorous targets at the time they were established.

For 2022, the individual goals component of the 2022 Annual Incentive Plan was based on specific, measurable goals and objectives, which varied by individual. These individual goals and objectives related to the following five areas of business focus for the Company during 2022: (1) rotating AUM, (2) growing the investment management business, (3) developing our ESG program, (4) increasing net asset value and stock price and (5) enhancing the efficiency of our operations. For each of these areas of focus, the Compensation Committee considered the specific achievements of the targets and goals that were established, as set forth in the following table:

		2022 Management Priorities	Results
1	ROTATING AUM	■ Close the Wellness Infrastructure Sale in the first quarter of 2022	■ Closed in the first quarter of 2022 for net equity value of $316 million ($161 million in cash and $155 million 5-year seller’s note)
		■ Wind down BRSP shares over the next 12-18 months	■ 34.9 million shares were sold for net proceeds of $201 million in February 2023
2	GROWING INVESTMENT MANAGEMENT	■ Restructure Wafra Investment	■ Closed transaction with Wafra in May 2022 to acquire stake in IM business
		■ Establish operations for Credit, SAF and Ventures ■ Raise $5.0 billion of FEEUM in 2022	■ Credit and SAF each held first closes; continued to expand seed portfolio for Ventures with leading Series C round for ConnectBase ■ $4.8 billion raised

3	DEVELOPING OUR ESG PROGRAM	■ Continue to lead on ESG and DEI; increase all ESG & DEI metrics	■ Continued adoption of DBRG’s ESG program at portfolio companies; improvements across the board
4	INCREASING NET ASSET VALUE AND STOCK PRICE	■ Increase DBRG share price ■ Exceed 2022 Guidance	■ Risk-off environment created headwinds; we remain optimistic for 2023 ■ Organic FRE miss; however, significant nominal beat inclusive of Wafra & AMP transactions

5	ENHANCING THE EFFICIENCY OF OUR OPERATIONS	■ Achieve positive recurring corporate cash flows	■ Run-rate recurring cash flows expected to become positive following the AMP transaction closing and beginning of SAF/Credit fees

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COMPENSATION DISCUSSION AND ANALYSIS

Based on achievement levels of the performance goals and related payout percentages described below, we paid the following amounts to our NEOs as annual cash bonuses for 2022 based on the following overall payout percentage of the target opportunity for each of our NEOs:

Name	Payout Percentage of Target	2022 Annual Cash Bonus ($)
Marc C. Ganzi	118%	1,697,189
Benjamin J. Jenkins	70%	492,888
Jacky Wu(1)	100%	900,000
Ronald M. Sanders	70%	1,003,380
Liam Stewart	70%	538,657

(1)	Per Mr. Wu’s amended and restated employment agreement, the Company is required to pay his 2022 incentive compensation at minimum of target.

In March 2023, the Compensation Committee determined the performance and payout levels that were achieved for our annual cash bonuses for 2022 based on available financial results for the corporate financial metrics component and based on the individual goals and objectives component described below. The following summarizes the performance and payout decisions made by the Compensation Committee for each of the performance goals established in the 2022 Annual Incentive Plan:

					Other NEO Payout	CEO Payout
	Minimum	Target	Maximum	Actual	Percentage of	Percentage of
Performance Goal		($ in million)			Target(1)	Target(1)
Digital FEEUM Capital Raise	3,535.0	4,535.0	5,535.0	4,825.6	129%	230%
Digital IM Revenues	175.5	195.0	214.5	176.1	3%	5%
Digital Operating Revenues	41.5	46.1	50.7	47.4	127%	225%
Digital IM FRE	108.0	120.0	132.0	96.3	0%	0%
Digital Operating Adjusted EBITDA	21.2	23.6	26.0	24.1	123%	214%
Individual Goals & Objectives	Varies by individual (0-200%)(2)				100%	150%

(1)	Payout range under the 2022 Annual Incentive Plan was established at 0-425% for our Chief Executive Officer and 0-200% for each of our other NEOs, with linear interpolation for performance between the minimum and maximum ranges set forth above.

(2)	The Compensation Committee determined that the payout percentage for the individual goals & objectives component was 100% for each of our NEOs other than our Chief Executive Officer.

LONG-TERM INCENTIVE EQUITY AWARDS

The Compensation Committee approved the following long-term incentive equity award grants to our NEOs for 2022. The actual number of shares or restricted stock units, as applicable, granted pursuant to each type of award was based on the dollar amount of the award divided by the closing price of our Class A common stock on the third trading day following the release of the Company’s earnings for the year ended December 31, 2021.

	DBRG Time-	DBRG Performance-	DBRG Total Long- Term Incentive	% of DBRG Total Long-Term Incentive Equity Award
Name	Based Award ($)	Based Award ($)	Equity Award ($)	Time- Based	Performance- Based
Marc C. Ganzi	3,633,048	3,633,048	7,266,096	50%	50%
Benjamin J. Jenkins(1)	450,000	—	450,000	100%	—
Jacky Wu	750,000	750,000	1,500,000	50%	50%
Ronald M. Sanders	844,000	844,000	1,688,000	50%	50%
Liam Stewart(1)	1,200,000	—	1,200,000	100%	—

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	Messrs. Jenkins and Stewart became NEOs following amendments to their employment agreements on March 28, 2022, which was after the date we issued awards for 2022 performance. We do not issue performance-based restricted stock units to employees other than our NEOs, so at the time of grants, Messrs. Jenkins and Stewart received only time-based restricted Class A common stock.

The DBRG time-based award for 2022 performance was issued in shares of our restricted Class A common stock and vests annually over a three-year period, subject to continued employment. The DBRG performance-based award for 2022 performance was issued in restricted stock units and has a three-year performance period (March 15, 2022 to March 14, 2025) with payout opportunity ranging from zero to 200% of the target value, depending on the relative total stockholder return performance of our company as compared to our peer group for 2022.

Recipients of the 2022 DBRG performance-based award will not be entitled to receive dividends or dividend equivalents before performance-based vesting has occurred.

As part of the meaningful changes to our 2020 executive compensation program, the Compensation Committee increased the rigor of the performance payout thresholds of relative TSR performance-based awards by raising the bar for minimum and target payouts to the 25th percentile and 55th percentile, respectively, for performance periods beginning after 2021. For the 2022 DBRG performance-based award, these increased bars were continued, and the following table provides the scale which will be used to determine the payout percentage (if any) upon completion of the three-year performance cycle for such awards:

Relative TSR Percentile for the Performance Cycle	% of Target Restricted Stock Units Vested
Less than 25th percentile	0%
At or greater than 25th percentile, but less than 30th percentile	50%
At or greater than 30th percentile, but less than 40th percentile	60%
At or greater than 40th percentile, but less than 50th percentile	80%
At or greater than 50th percentile, but less than 55th percentile	90%
At or greater than 55th percentile, but less than 60th percentile	100%
At or greater than 60th percentile, but less than 70th percentile	120%
At or greater than 70th percentile, but less than 80th percentile	140%
At or greater than 80th percentile, but less than 90th percentile	160%
At or greater than 90th percentile, but less than 100th percentile	180%
At 100th percentile	200%

Further, the Compensation Committee determined that for performance-based awards beginning in 2020, payouts will be capped at 100% of target when absolute TSR is negative.

2020 PSU awards

The performance-based award for 2020 was issued in restricted stock units and had a three-year performance period (March 15, 2020 to March 14, 2023) with payout opportunity ranging from zero to 200% of the target value, depending on the relative TSR of the Company as compared to the Company’s peer group for 2020. Based on our TSR during the performance period relative to the peer group, our percentile rank was 31st and, as a result, our NEOs for 2020 earned 60% of the 2020 performance-based award, which amount was settled in shares of our Class A common stock as follows: Mr. Ganzi—7,333; Mr. Sanders—33,333; Ms. Kim 4,139.

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COMPENSATION DISCUSSION AND ANALYSIS

INCENTIVE FEE ALLOCATIONS

The Company may earn incentive fees from its managed private funds and investment companies. Incentive fees are determined based on the performance of the investment vehicles subject to the achievement of minimum return hurdles in accordance with the terms set out in the respective governing agreements. As these hurdles are negotiated with third-party investors who have an interest to set hurdles as high as possible, we believe the hurdles established are rigorous. In general, hurdle rates for incentive fee allocations are met when our third-party investors receive 7-9% annualized returns, after which we are entitled to receive 10-20% of profits. A portion of the incentive fees earned by the Company (generally 60-65%) is allocated to senior management, investment professionals and certain other employees of the Company. The incentive fee allocations awarded to our employees, including our executive officers, are generally subject to vesting over a three to four year period. Because the amount payable pursuant to the incentive fees is directly tied to the applicable vehicle’s performance, we believe that incentive fee allocations promote a strong alignment of interests between the investors in those funds and our NEOs, and in turn, benefits our stockholders. In addition, most alternative asset managers, including several of our peers, use incentive fee allocations as a significant means of compensating and motivating their executives and investment professionals, and we believe that we must do the same in order to attract and retain the top talent. Further, incentive fee allocations are paid by our third-party investors and, as a result, such incentive fee allocations paid to our management team do not impact our general and administrative expense on a net basis.

As we cannot predict the timing and amount of future payments in respect of incentive fee allocations, we do not solely use incentive fee allocations to compensate our executives and instead have maintained a traditional corporate compensation structure (i.e., base salary, annual cash bonus and long-term incentives). However, as the Company’s digital investment management business continues to grow, it is expected that incentive fee allocations from the digital investment management business may become a more significant portion of executive compensation. Our Compensation Committee continues to evaluate the structure and elements of our executive compensation program, including but not limited to the potential increase in incentive fee allocation payments over time.

Individual incentive fee allocations to our executive officers are approved by the Compensation Committee and based on recommendations made by management. The investment fee allocation is subject to certain time-based vesting conditions, which we believe fosters employment retention.

Amounts paid to our NEOs in respect of incentive fee allocations are disclosed in the “All Other Compensation” column in the Summary Compensation Table. A portion of incentive fee allocations payable is generally not distributed to the recipient and is instead held in escrow in order to enhance the recipient’s ability to satisfy any future clawback obligation, however, the amount reflected in the Summary Compensation Table is inclusive of the amounts held in escrow. We exclude accrued but unvested incentive allocation payments from the periods disclosed in the Summary Compensation Table in recognition that such amounts remain subject to forfeiture and are therefore not reflective of compensation paid or earned by the NEOs during such periods.

OTHER BENEFITS

The Company provides a comprehensive benefits program to executives, including our NEOs, which mirrors the program offered to our other employees. These benefits include, among other things, a 401(k) plan with matching contributions from the Company equal to 100% of the first 5% of employee contributions and health and welfare benefits. Our NEOs participate on the same terms as other employees under these plans. The Company may also provide, from time to time, certain perquisites to our NEOs, including pursuant to the terms of their employment agreements (see “Employment Agreements” below). Refer to “Compensation Tables and Related Narrative—Summary Compensation Table” below for additional information.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Risk Management

The Compensation Committee oversees all of our executive compensation policies and practices. In structuring our executive compensation program, the Compensation Committee is focused on enhancing the alignment of interest between our executive management and our stockholders. We believe that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us, including as a result of our clawback policy and stock ownership guidelines discussed below.

CLAWBACK POLICY

In August 2021, our Compensation Committee amended our clawback policy by expanding the scope of conduct by our employees which may result in clawbacks by the Company. With respect to compensation for our executive officers on or after January 10, 2017, the Compensation Committee may require the repayment or forfeiture of incentive payments to an executive officer on the basis of our performance in the event that (i) there may be a restatement of our financial statements filed with the SEC and a lower payment would have been made to the executive officer based upon the restated financial results, or (ii) it may be subsequently determined that the achievement of a performance goal (other than financial results covered in (i)) was not met or was only met at a level that would have resulted in a lower payment to the executive officer and such executive officer knowingly provided inaccurate information that caused the incorrect determination and was terminated for cause. Pursuant to this clawback policy, our Board may require the repayment or forfeiture of the amount by which any of the individual executive officer’s incentive payments received during the three-year period preceding either the publication of the restated financial statements or the determination that achievement was not met (or only met at a lower level), respectively, exceeded the lower payment that would have been made based on the restated financial statements or such determination. In addition, the clawback policy provides that if the Board determines that an employee of the Company has engaged in conduct detrimental to the Company on or after August 4, 2021, whether or not in the scope of his or her employment with the Company, that does cause, or is reasonably likely to cause, significant reputational harm to the Company, the Compensation Committee may, in its discretion, (i) recover all or part of any equity-based incentive compensation made to such employee during the three year period prior to such determination, (ii) recover all or part of any distributions made to such employee during the three year period prior to such determination in respect of carried interest allocations, or (iii) revoke any carried interest allocations made to such employee during the three year period prior to such determination. The Compensation Committee expects to amend the clawback policy to comply with new NYSE rules that will be effective in the third quarter of 2023.

STOCK OWNERSHIP GUIDELINES

Our Compensation Committee adopted minimum equity ownership guidelines for our executive officers. Pursuant to these guidelines, such executive officers are expected to own an aggregate number of shares of common stock, restricted stock units of DigitalBridge or common membership units in our Operating Company (“OP Units”) or long-term incentive units in our Operating Company (“LTIP Units”), whether vested or not, with an aggregate market value as follows:

Title	Guideline
Chief Executive Officer and President	●●●●●●	A multiple of 6X base salary in effect from time-to-time
Chief Financial Officer	●●●●	A multiple of 4X base salary in effect from time-to-time
Other Executive Officers	●●●	A multiple of 3X base salary in effect from time-to-time

For purposes of determining compliance with these guidelines, equity that remains subject to performance-based vesting conditions (i.e., vesting based on the satisfaction of criteria other than, or in addition to, continued employment) is not counted. Ownership includes shares or units owned: (a) by such person directly or indirectly through a broker or other nominee holder; (b) by such person’s immediate family members sharing such person’s household; (c) by trusts for the benefit of such person or such person’s

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COMPENSATION DISCUSSION AND ANALYSIS

immediate family members; (d) by entities controlled by such person and/or such person’s spouse and of which a majority of the equity interests are owned by such person or such person’s immediate family members; or (e) in such person’s 401(k) plan, individual retirement account or employee stock purchase or deferred compensation plan.

Compliance with these guidelines is measured as of the end of each fiscal year and, for any executive officer who did not hold such position as of the date these guidelines were adopted, compliance will first be measured as of the end of the fifth full fiscal year following the year in which such officer was initially appointed to such position. All of our NEOs were in compliance with the policy as of the December 31, 2022, or are on track to be by the first applicable measurement date.

Compensation Tables and Related Narrative

Summary Compensation Table

The following table shows the compensation for each of our NEOs in accordance with Item 402(c) of Regulation S-K. In 2022, the successful DataBank recapitalization and two other transactions resulted in carried interest payments to the Company and certain NEOs, which are included in ‘All Other Compensation.’ For a discussion of these transactions and the associated benefits to the Company, see “Extraordinary Incentive Fees Paid in 2022” above. For an overview of the decrease in compensation actually paid to our NEOs from 2021 to 2022, see “Pay Versus Performance—Compensation Actually Paid and Cumulative TSR.”

Name	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total Compensation ($)
Marc C. Ganzi	2022	1,200,000		—	7,246,051		1,697,189	28,178,268	(2)	38,321,508
Chief Executive Officer and President	2021	1,200,000		—	10,922,100		4,844,052	5,492,882	(3)	22,459,034
	2020	1,060,000		3,125,000	176,489		—	454,290	(4)	4,815,779
Benjamin J. Jenkins President and Chief Investment Officer	2022	700,000		—	424,552		492,888	18,253,513	(2)	19,870,954
Jacky Wu	2022	650,000		266,000	1,545,578	(5)	634,000	567,361	(2)	3,662,939	(5)
Executive Vice President, Financial Officer and Treasurer	2021	600,000		—	4,190,479		1,206,889	254,095	(3)	6,251,463
	2020	369,039	(6)	585,000	858,883		—	12,641	(4)	1,825,563
Ronald M. Sanders	2022	475,000		—	1,746,474	(5)	1,003,380	536,626	(2)	3,761,480	(5)
Executive Vice President, General Counsel and Secretary	2021	475,000		—	1,966,564		1,910,908	26,677	(3)	4,379,149
	2020	450,000		1,350,000	802,221		—	917,649	(4)	3,519,870
Liam Stewart Chief Operating Officer	2022	600,000		—	1,132,136		538,657	1,019,946	(2)	3,290,739

(1)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our NEOs. The awards in this column include grants of (i) restricted shares of Class A common stock, which vest in three annual installments following the date of grant, subject generally to the executive’s continued employment with us or any of our subsidiaries through the applicable vesting dates; and (ii) restricted stock units which remain subject to the achievement of cumulative performance goals for a three-year period following the grant date (see “Compensation Discussion and Analysis-Elements of Compensation—Long-Term Incentive Equity Awards” for a discussion regarding the performance goals for these awards) and are generally subject to time-based conditions that vest ratably over the three-year period. The fair value of the restricted shares of our Class A common stock was determined based on our stock price on the grant date. A discussion of the assumptions used in calculating the grant date fair value of the restricted stock units is set forth in Note 15 of the consolidated financial statements in the

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COMPENSATION DISCUSSION AND ANALYSIS

Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As required by SEC rules, the amounts shown in the Summary Compensation Table for the restricted stock units that are subject to performance conditions are based upon the probable outcome on the grant date, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

If we assumed achievement of the highest level of the performance goals and vesting for the restricted stock units would be achieved at the grant date, the value of the awards at the grant date would have been as follows:

(A)        For 2020: Marc C. Ganzi—$160,356 and Ronald M. Sanders—$728,888.

(B)        For 2021: Marc C. Ganzi—$11,483,984; Jacky Wu—$523,677; and Ronald M. Sanders—$2,067,733.

(C)        For 2022: Marc C. Ganzi—$7,636,916; Jacky Wu—$1,576,548; and Ronald M. Sanders—$1,774,149.

See “Compensation Discussion and Analysis-Elements of Compensation—Long-Term Incentive Awards.”

(2)	Represents (i) $20,233,254, $13,201,020, $230,539, $402,697 and $554,806 paid to Messrs. Ganzi, Jenkins, Wu, Sanders and Stewart, respectively, in respect of incentive fee allocations (see “Extraordinary Incentive Fees Paid in 2022” above), (ii) $712,251 in reimbursements to Mr. Ganzi for private air travel, (iii) $5,480,739, $3,865,808, $63,670, $33,957 and $106,116 received by Messrs. Ganzi, Jenkins, Wu, Sanders and Stewart, respectively, pursuant to the allocation of 50% of the contingent consideration received from Wafra as additional bonus compensation to management to be paid on behalf of certain employees to fund a portion of their share of capital contributions to the DigitalBridge funds, as approved by the Compensation Committee, (iv) $1,707,721, $1,174,058, $213,465 and $213,465 paid to Messrs. Ganzi, Jenkins, Wu and Stewart, respectively, in respect of the MIP, (v) $103,057 and $36,388 in relocation expenses paid to Mr. Wu and Mr. Stewart, respectively, (vi) $2,576, $217, $1,576, $34,070 and $775 in cash dividends on unvested stock paid to Messrs. Ganzi, Jenkins, Wu, Sanders and Stewart, respectively, and (vii) matching contributions in connection with the Company’s 401(k) plan, the standard Company-paid portion of premiums toward the cost of health coverage under our group health insurance plan and premiums toward the cost of our standard life insurance coverage. See “Certain Relationships and Related Transactions—MIP” for a discussion of the MIP, which was terminated by the Board on March 27, 2023. Amounts with respect to incentive fee allocations (which could be used to fund potential future clawback obligations if any were to arise) and the MIP include amounts retained and allocated for distribution to the respective NEO, but not yet distributed to the NEO as of December 31, 2022.

(3)	Represents (i) for Mr. Ganzi, $1,114,839 in respect of incentive fee allocations, $937,992 in connection with services provided to a DBH portfolio company during 2020, $1,532,933 received pursuant to the allocation of 50% of the contingent consideration received from Wafra as additional bonus compensation to management to be paid on behalf of certain employees to fund a portion of their share of capital contributions to the DigitalBridge funds, as approved by the Compensation Committee, and $491,379 in reimbursements for private air travel, (ii) $1,390,000 and $173,750 paid to Messrs. Ganzi and Wu, respectively, in respect of the MIP, (iii) $68,353 in relocation expenses paid to Mr. Wu, and (iv) matching contributions in connection with the Company’s 401(k) plan, the standard Company-paid portion of premiums toward the cost of health coverage under our group health insurance plan, premiums toward the cost of our standard life insurance coverage. See “Certain Relationships and Related Transactions—MIP” for a discussion of the MIP, which was terminated by the Board on March 27, 2023. Amounts with respect to incentive fee allocations (which could be used to fund potential future clawback obligations if any were to arise) and the MIP include amounts retained and allocated for distribution to the respective NEO, but not yet distributed to the NEO as of December 31, 2022.

(4)	Represents (i) $885,009 paid to Mr. Sanders in respect of incentive fee allocations, (ii) for Mr. Ganzi, $430,448 in connection with services provided to a DBH portfolio company during 2019, and (iii) matching contributions in connection with the Company’s 401(k) plan, the standard Company-paid portion of premiums toward the cost of health coverage under our group health insurance plan and premiums toward the cost of our standard life insurance coverage. Amounts with respect to incentive fee allocations (which could be used to fund potential future clawback obligations if any were to arise) include amounts retained and allocated for distribution to the respective NEO, but not yet distributed to the NEO as of December 31, 2022.

(5)	Includes incremental value resulting from the modification of certain equity awards outstanding as of December 9, 2022, in the case of Mr. Sanders, and September 27, 2022, in the case of Mr. Wu, in connection with amendments to their respective employment agreements. See “Employment Agreements” below.

(6)	Represents the pro rata portion of Mr. Wu’s annual base salary based on the commencement of his employment with the Company on March 23, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

2022 Grants of Plan-Based Awards Table

The following table provides information about awards granted in 2022 to each of our NEOs. There were no option awards in 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value ($)
Name	Approval Date	Grant Date	Threshold ($)	Target(1) ($)	Maximum ($)	Threshold (#)	Target(2) (#)	Maximum(2) (#)
Marc C. Ganzi	2/15/2022	3/15/2022	—	—	—	—	—	—	125,278	3,427,606
	2/15/2022	3/15/2022	—	—	—	62,639	125,278	250,556	—	3,818,473
	3/25/2022	3/25/2022	—	1,440,000	6,120,000	—	—	—	—	—
Benjamin J.	2/15/2022	3/15/2022	—	—	—	—	—	—	15,517	424,545
Jenkins	3/25/2022	3/25/2022	—	700,000	1,400,000	—	—	—	—	—
Jacky Wu	2/15/2022	3/15/2022	—	—	—	—	—	—	25,862	707,584
	2/15/2022	3/15/2022	—	—	—	12,931	25,862	51,724	—	788,274
	3/25/2022	3/25/2022	—	900,000	1,800,000	—	—	—	—	—
Ronald M.	2/15/2022	3/15/2022	—	—	—	—	—	—	29,104	796,285
Sanders	2/15/2022	3/15/2022	—	—	—	14,552	29,104	58,208	—	887,090
	3/25/2022	3/25/2022	—	1,425,000	2,850,000	—	—	—	—	—
Liam Stewart	2/15/2022	3/15/2022	—	—	—	—	—	—	41,379	1,132,129
	3/25/2022	3/25/2022	—	765,000	1,530,000	—	—	—	—	—

(1)	Represents the target cash bonuses approved by the Compensation Committee on March 25, 2022 under the 2022 Annual Incentive Plan for our NEOs. For information about the cash bonus amounts actually earned by each of our NEOs, please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Amounts are considered earned in fiscal year 2022, although they were not paid until 2023. For additional information about the 2022 Annual Incentive Plan, see “Compensation Discussion and Analysis-Elements of Compensation-Annual Cash Bonus.”

(2)	Represents awards of restricted stock units, which are subject to vesting based on the achievement of performance goals for the three-year period ending March 15, 2025 and, other than for Messrs. Wu and Sanders as a result of their employment agreements with the Company, are generally subject to continued employment through such date. Dividends (if any) are accrued with respect to these equity awards, and are paid only if and when the restricted stock units are earned. For additional information about the 2022 performance-based awards, see “Compensation Discussion and Analysis-Elements of Compensation-Long-Term Incentive Equity Awards.” Other than with respect to Messrs. Jenkins and Stewart, represents 50% of the long-term equity incentive award for 2022 granted by the Company to our NEOs.

(3)	Represents awards of restricted shares of our Class A common stock, which are subject to time-based vesting in three equal installments beginning on March 15, 2022 and, other than for Messrs. Wu and Sanders as a result of their employment agreements with the Company, are generally subject to continued employment. Dividends (if any) are paid currently with respect to these equity awards prior to vesting, including all dividends with a record date on or after March 15, 2022. Other than with respect to Messrs. Jenkins and Stewart, represents 50% of the long-term equity incentive award for 2022 granted by the Company to our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

The terms of the awards set forth in the 2022 Grants of Plan-Based Awards Table relating to the manner in which these awards are treated in connection with a termination of employment or change of control are described below in “Compensation Tables and Related Narrative-Potential Payments on Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year End 2022

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2022 with respect to our NEOs. No option awards were outstanding as of December 31, 2022.

Name	Stock Awards
	Number of Shares or Units of Stock that Have Not Vested(1) (#)	Market Value of Shares or Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(2) ($)
Marc C. Ganzi	257,636	2,818,538	2,829,926	30,959,390
Benjamin J. Jenkins	21,675	237,125	470,492	5,147,182
Jacky Wu	156,520	1,712,329	34,637	378,929
Ronald M. Sanders	70,721	773,688	119,307	1,305,219
Liam Stewart	77,489	847,730	4,952	54,175

(1)	Includes the following restricted shares of Class A common stock with respect to such NEO:

Name	Vesting Date:							Total
	March 15, 2025	August 9, 2024	March 15, 2024	September 14, 2023	August 9, 2023	March 23, 2023	March 15, 2023
Marc C. Ganzi	41,760	—	105,901	—	—	—	109,975	257,636
Benjamin J. Jenkins	5,173	—	8,251	—	—	—	8,251	21,675
Jacky Wu	8,621	29,509	11,546	—	29,509	65,790	11,545	156,520
Ronald M. Sanders	9,702	—	21,250	—	—	—	39,769	70,721
Liam Stewart	13,793	—	15,444	32,809	—	—	15,443	77,489

(2)	The value of the awards reflected in the table is based on a price per share or unit of $10.94, which was the closing price of our common stock as of December 30, 2022.

(3)	Except as described in the Footnotes to the following table, includes the following restricted stock units (representing a target amount) that are subject to vesting based on the achievement of performance goals over a three-year period and generally subject to continued employment through such date, with respect to such NEO. See “Compensation Discussion and Analysis-Elements of Compensation-Long-Term Incentive Equity Awards” for a description of the performance-based awards.

Name	Performance End Date				Total
	March 14, 2025	July 25, 2024	March 14, 2024	March 15, 2023
Marc C. Ganzi	125,278	2,500,000(A)	192,426	12,222	2,829,926
Benjamin J. Jenkins	—	—	9,237	—	9,237
Jacky Wu	25,862	—	8,775	—	34,637
Ronald M. Sanders	29,104	—	34,647	55,556	119,307
Liam Stewart	—	—	4,952	—	4,952

(A)	Reflects a sign-on performance-based equity award, granted to Mr. Ganzi in connection with the commencement of his employment with the Company and designation as our CEO-elect in July 2019, in the amount of 2,500,000 LTIP Units. The LTIP Units will vest if the closing price of the Company’s Class A common stock is at

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COMPENSATION DISCUSSION AND ANALYSIS

or above $40.00 during regular trading on the New York Stock Exchange over any 90 consecutive trading days during the five-year performance period ending on July 25, 2024.

Option Exercises and Stock Vested in 2022

The following table sets forth certain information with respect to stock awards vesting during the year ended December 31, 2022 with respect to our NEOs.

	Restricted Stock Awards		Performance-Based Equity Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marc C. Ganzi	68,216	1,866,390	—	—
Benjamin J. Jenkins	3,079	84,241	—	—
Jacky Wu	98,223	2,522,943	—	—
Ronald M. Sanders	38,492	1,053,141	15,165	429,473
Liam Stewart	1,651	45,171	—	—

(1)	Based on the closing price of our Class A common stock on the NYSE on the date of vesting.

Potential Payments on Termination or Change of Control

TERMINATION/CHANGE OF CONTROL COMPENSATION TABLE

The following table shows the potential payments to our NEOs upon a termination of employment without cause or for good reason, upon a change of control of DigitalBridge and upon the death or disability of the executive officer based on agreements and plans in effect as of December 31, 2022.

The types of events constituting cause, good reason, disability and a change of control differed in some respects among the different arrangements providing for benefits to the NEOs; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences. Our NEOs were not entitled to any payments if they were terminated for cause or resigned without good reason. In preparing the tables below, we assumed the applicable event (i.e., termination, change of control or death or disability) occurred on December 31, 2022. Market values of equity awards were determined by multiplying the applicable number of shares or units by $10.94, the per share closing price of our Class A common stock as of December 31, 2022.

Name	Payments/Benefits	Termination Without Cause or for Good Reason ($)		Change of Control Without Termination ($)	Change of Control With Termination ($)		Death or Disability ($)
Marc C. Ganzi	Severance Payment	9,443,454	(1)	—	9,443,454	(1)	1,440,000	(2)
	Equity Award Acceleration(3)	2,818,538		2,818,538	2,818,538		2,818,538
Benjamin J. Jenkins	Severance Payment	3,244,821	(1)	—	3,244,821	(1)	700,000	(2)
	Equity Award Acceleration(3)	237,125		—	237,125		237,125
Jacky Wu	Severance Payment	9,550,000	(4)	—	9,550,000	(4)	3,540,217	(5)
	Equity Award Acceleration(3)	—		—	—		1,712,329
Ronald M. Sanders	Severance Payment	8,403,273	(6)	—	8,403,273	(6)	3,757,796	(7)
	Equity Award Acceleration(3)	773,688		—	773,688		773,688
Liam Stewart	Severance Payment	3,578,454	(1)	—	3,578,454	(1)	765,000	(2)
	Equity Award Acceleration(3)	847,730		—	847,730		847,730

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	Pursuant to the employment agreements discussed under “Employment Agreements,” represents (i) a lump sum cash payment equal to two times (or, for Mr. Ganzi, three times) the sum of the executive’s average base salary and the target bonus in effect, (ii) lump sum payment of any unpaid bonus for 2021, if any, (iii) the lump sum pro-rata target bonus for the effective period of employment for the year ended December 31, 2022, assuming the bonus was not paid in calendar year 2022, (iv) continued medical, dental and vision benefits at active employee rates for 24 months and (v) the continuation of certain benefits for 24 months following termination, but excludes any perquisites and other personal benefits or property, if any, with an aggregate value less than $10,000. For Mr. Ganzi, also includes the continued use of his office and the services of a personal assistant, in each case, commensurate with those provided prior to the date of termination, for 18 months following termination.

(2)	Pursuant to the employment agreements discussed under “Employment Agreements,” represents (i) any unpaid bonus for 2021, if any, and (ii) the pro-rata target bonus for the effective period of employment for the year ended December 31, 2022, assuming the bonus was not paid in calendar year 2022, in either case, which is payable in lump sum by the Company upon termination of the NEO’s employment by us due to their death or disability. For purposes of the employment agreements, “disability” is defined as physical or mental incapacity that substantially prevents the NEO from performing their duties and that has continued for at least 180 consecutive days.

(3)	Pursuant to the employment agreements discussed under “Employment Agreements,” represents the value of all equity awards of the Company that would fully vest upon termination of the NEO’s employment by us without cause, by the NEO with good reason or upon death or disability. Amount excludes (i) the value of performance-based restricted stock units, which are subject to performance-based conditions over a three-year period ending March 14, 2023, March 14, 2024 and March 14, 2025, and (ii) for Mr. Ganzi, excludes the value of performance-based LTIP Units, subject to performance based conditions over a five-year period ending July 25, 2024, all as set forth in Footnote 3 to the “Outstanding Equity Awards at Fiscal Year End 2022” table above. Following the conclusion of the performance period of the performance-based restricted stock units, the NEO would be entitled to the number of units (with a potential payout percentage between 0 and 200% for the units subject to the performance period ending March 14, 2023, March 14, 2024 and March 14, 2025 that would have been earned had the NEO been an employee of the Company at such time. Following the conclusion of the performance period of the performance-based LTIP Units, Mr. Ganzi would be entitled to the number of LTIP Units (with a potential payout percentage of 0% or 100%) that would have been earned had Mr. Ganzi been an employee of the Company at such time. In addition, amounts exclude carried interests, which are subject to achievement of minimum return hurdles in accordance with the terms set out in the respective governing agreements for the Company’s managed private funds and other investment vehicles.

(4)	Mr. Wu’s amended and restated employment agreement does not provide for payments upon termination of employment for good reason. Represents the “CFO Expiration Date Items” with certain modifications that would apply if the Board moved the CFO Expiration Date to December 31, 2022, as described under Employment Agreements—Employment Agreements with Other Named Executive Officers—Jacky Wu.”

(5)	Represents a lump sum payment equal to $1,540,217 (determined pursuant to the provisions in Mr. Wu’s amended and restated employment agreement, as described under “Employment Agreements—Employment Agreements with Other Named Executive Officers—Jacky Wu”) and issuance of the 2022 Target LTIP Award.

(6)	Mr. Sanders’ amended and restated employment agreement does not provide for payments upon termination of employment for good reason. Represents the “CLO Expiration Date Items” with certain modifications that would apply if the Board moved the CLO Expiration Date to December 31, 2022, as described under Employment Agreements—Employment Agreements with Other Named Executive Officers—Ronald M. Sanders.”

(7)	Represents a lump sum payment equal to $644,796 (determined pursuant to the provisions in Mr. Sanders’ amended and restated employment agreement, as described under “Employment Agreements—Employment Agreements with Other Named Executive Officers—Ronald M. Sanders”) and issuance of the 2022 Target LTIP Award.

The tables above do not include payments and benefits to the extent we generally provide them on a non-discriminatory basis to salaried employees upon termination of employment, including: (i) life insurance upon death in the amount of two times the employee’s annual salary but not exceeding a total of $750,000; and (ii) disability benefits. As a result of provisions in each of our NEOs’ employment agreements, in the event that any payment or benefit to be paid or provided to such an executive set forth above would have been subject to the excise tax under Section 4999 of the Code, the payments and benefits to such executive would have been reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might be applicable.

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COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

The Company has employment agreements with Messrs. Ganzi, Jenkins, Wu, Sanders and Stewart which set forth the terms and conditions of their roles with, and their oversight and management of the day-to-day business operations, of the Company. The employment agreements of Messrs. Jenkins and Stewart were amended and restated on March 28, 2022, in connection with their appointments as President and Chief Investment Officer of the Company and Chief Operating Officer, of the Company respectively. In addition, the Company amended and restated the employment agreement of Mr. Wu on September 27, 2022 and Mr. Sanders on December 9, 2022. Below is a summary of the terms of these employment agreements.

EMPLOYMENT AGREEMENT WITH MARC C. GANZI

Mr. Ganzi’s employment agreement sets forth the terms and conditions of Mr. Ganzi’s service as our Chief Executive Officer. The agreement became effective on July 25, 2019 and has an initial term of five years following such date, subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal. The agreement provides that Mr. Ganzi will devote his full business time (other than vacation time, holidays, sick days and periods of disability) and attention to the performance of his duties to the Company, but will be permitted to engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of his duties to the Company under the agreement.

In addition, the agreement provides that Mr. Ganzi’s principal place of business during the term of the agreement will be in Boca Raton, Florida; however, if Mr. Ganzi is required to engage in travel during the term of the agreement that results in him having to perform a significant portion of his duties at a location other than Boca Raton, Florida, and Mr. Ganzi determines to relocate his principal place of residence to a city in proximity to that other location, then the Company will pay for all reasonable relocation and return expenses that he incurs on a basis which is grossed up for taxes, with such payments subject to the approval of the Board, not to be unreasonably withheld.

The agreement further provides that Mr. Ganzi will receive an annual base salary of not less than $1,060,000 and will be eligible to receive an annual cash bonus with a target amount of no less than $1,200,000, which will be based on achievement of specified performance measures as set forth in the agreement or as otherwise mutually agreed by Mr. Ganzi and the Board. In addition, Mr. Ganzi will also be eligible to receive annual grants of equity and equity-based awards with a target value initially set at $1,800,000, subject to annual review by the Board (or a committee thereof). In addition, at least 50% of such grants made by the Company will vest based on time-based vesting conditions in no more than three equal annual installments and up to 50% will vest subject to both time-based and performance-based vesting conditions over a vesting period no longer than three years. The portion of any such annual grant subject, in part, to performance-based vesting conditions will be structured to provide an additional opportunity to earn up to 200% of the target amount of such award in the event the performance thresholds established by the Board (or committee thereof) are met. The employment agreement also provides that, for the 2021 performance year, Mr. Ganzi’s annual gross compensation (i.e., base salary, cash bonus and equity and equity-based awards) shall be no less than $2,500,000. In addition, Mr. Ganzi will receive allocations in respect of carried interests in respect of funds managed by the Company as follows: (1) for any carried interest allocated during the term of Mr. Ganzi’s employment with respect to a successor fund to Digital Colony Partners or other fund related to digital infrastructure (the “DBP Funds”), Mr. Ganzi will be allocated 15% of the carried interest earned from such funds, and (2) for any carried interest allocated during the term of Mr. Ganzi’s employment as the Company’s Chief Executive Officer with respect to any fund or similar vehicle managed by the Company (other than the DBP Funds, the Company’s fifth distressed credit fund and any product that has completed raising capital prior to July 1, 2020), Mr. Ganzi will be allocated 10% of the carried interest earned from such funds. A product will be considered to have completed raising capital even if, after July 1, 2020, such product raises capital for follow-on investments.

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Ganzi will also be eligible to participate in our benefit plans made available to our senior executive officers from time to time and to receive reimbursement for certain dues and other business expenses, each as described in the employment agreement.

The employment agreement provides that, if Mr. Ganzi’s employment is terminated by the Company without “cause” (as defined in the employment agreement and including non-renewal of the agreement by the Company) or by Mr. Ganzi for “good reason” (as defined in the employment agreement and described below), and Mr. Ganzi executes, and does not revoke, a general release of claims, he will be eligible to receive (i) a lump sum cash payment equal to three times the sum of his base salary and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to Mr. Ganzi receiving his annual bonus in respect of calendar year 2022, then his target annual bonus that is then in effect), (ii) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) continued medical, dental and vision benefits at active employee rates for 24 months following termination, (v) the continuation of certain benefits for 24 months following termination, and (vi) full vesting of all equity and equity-based awards of the Company, carried interests and other like compensation that he holds, to the extent unvested immediately prior to the date of termination. In addition, for 18 months following the date of such termination, Mr. Ganzi will receive continued use of his office and the services of a personal assistant, in each case, commensurate with those provided prior to the date of termination.

The employment agreement also provides that if Mr. Ganzi provides notice to the Company of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination and (ii) a pro-rated target bonus for the year of termination.

In addition, the employment agreement provides for full vesting of all of Mr. Ganzi’s equity and equity-based awards of the Company (other than as specified in the terms of the Sign-On Award (as defined below)), carried interests and other like compensation that he holds, to the extent unvested upon a change in control (as such term is defined in the Company’s 2014 Omnibus Stock Incentive Plan).

For purposes of the employment agreement, “good reason” means, in summary, (i) a material diminution in Mr. Ganzi’s duties, authority or responsibilities or a diminution in his title (including (A) modifying Mr. Ganzi’s title and (B) after July 1, 2020, failing to nominate or maintain Mr. Ganzi as a member of the Board) or causing Mr. Ganzi to no longer report to the Board, (ii) a reduction in Mr. Ganzi’s base salary, target annual cash bonus or target annual equity incentive grant as set forth in the employment agreement, (iii) a 25-mile relocation of Mr. Ganzi’s principal place of business from Boca Raton, Florida or, if Mr. Ganzi agrees in writing to establish another location as his principal place of business, such other location, or (iv) a material breach of the agreement by the Company (including, without limitation, failure to timely pay or award Mr. Ganzi’s base salary, target annual cash bonus or target annual equity incentive grant) or any other material agreement between Mr. Ganzi and the Company.

In the event of termination due to death or disability, Mr. Ganzi will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (ii) a pro-rated target bonus for the year of termination, (iii) full vesting of all equity-based awards of the company (other than as specified in the terms of the Sign-On Award), carried interests and other like compensation that such executive holds, to the extent unvested upon such termination.

If any payments to be made to Mr. Ganzi, whether under the employment agreement or otherwise, would subject Mr. Ganzi to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the

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COMPENSATION DISCUSSION AND ANALYSIS

payments after such reduction would result in Mr. Ganzi receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

The employment agreement, through a restrictive covenant agreement which was amended and restated on July 17, 2020, also provides that Mr. Ganzi will not, subject to certain listed exceptions for permitted and personal activities, compete with the Company, or solicit the Company’s investors or customers or employees or those of the Company’s subsidiaries during his employment with the Company and, unless his employment is terminated by the Company without cause (as defined in the agreement), by Mr. Ganzi for “good reason” (as defined in the agreement and described above), or by the Company or Mr. Ganzi following a change in control (as such term is defined in the Company’s equity incentive plan), for the two-year period following the termination of his employment with the Company. The restrictive covenant agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Ganzi and the Company to disparage the other.

In addition, in connection with entering into the employment agreement, the Company granted Mr. Ganzi a sign-on performance-based equity grant (the “Sign-On Award”) in the amount of 2,500,000 LTIP Units. The LTIP Units will vest if the closing price of shares of the Company’s Class A common stock, par value $0.04 (the “Class A common stock”) is at or above $40.00 during regular trading on the New York Stock Exchange over any 90 consecutive trading days during the five-year period beginning on July 25, 2019. The Sign-On Award is generally conditioned on Mr. Ganzi’s continued employment until the performance-based condition is satisfied.

EMPLOYMENT AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS

Jacky Wu

Mr. Wu’s employment agreement sets forth the terms and conditions of Mr. Wu’s service as our Chief Financial Officer. The agreement became effective on September 27, 2022 and provides for Mr. Wu’s term of employment to conclude on December 31, 2023. The agreement provides that if a successor chief financial officer of the Company is not satisfactorily established by December 31, 2023, the Board may request that Mr. Wu’s last day of employment be extended, with any such extension being subject to the consent of Mr. Wu (such end date, as may be extended as described above, or accelerated by the Board, as described below, the “CFO Expiration Date”).

The agreement provides that Mr. Wu will devote his full business time and attention to the performance of his duties to us, but will be permitted to engage in certain other outside activities so long as such activities do not unreasonably interfere with the performance of his duties to us. The agreement provides for the payment of a specified base salary of $650,000, an annual cash bonus target of $900,000 and an annual grant of equity-based awards with a target value of $2,000,000, consistent with the terms of Mr. Wu’s prior agreement.

The agreement provides that if Mr. Wu’s employment is terminated by reason of expiration of the employment term on the CFO Expiration Date and Mr. Wu executes a release of claims, he will be eligible to receive: (i) a lump sum cash payment equal to $3,100,000, (ii) to the extent unpaid, the target bonus amount in respect of the 2023 calendar year, (iii) to the extent not issued, the issuance of the target value of annual equity-based awards (the “CFO Target LTIP Award”) in respect of the 2023 calendar year, (iv) full vesting of certain fund incentives that are outstanding and unvested, and (v) all equity or equity-based awards relating to the securities of the Company issued to Mr. Wu that are outstanding and unvested, whether subject to time-based vesting or performance-based vesting, will remain outstanding and, notwithstanding the expiration of the employment term, will continue to vest based on the then existing vesting schedule (and, in the case of performance-based awards, based on the level of actual achievement of such performance goals or metrics) (collectively, the “CFO Expiration Date Items”). Mr. Wu’s non-compete

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COMPENSATION DISCUSSION AND ANALYSIS

and non-solicitation obligations will continue for one year after the CFO Expiration Date. If Mr. Wu departs prior to the CFO Expiration Date or is terminated for Cause (as defined in the agreement), Mr. Wu will not receive the CFO Expiration Date Items.

In the event of termination due to death or disability prior to the CFO Expiration Date, Mr. Wu will receive (i) a cash payment equal to a pro rata portion of the $3,100,000, (ii) the target annual bonus for 2022 if such termination occurs on or after January 1, 2023 and prior to the payment of the annual bonus for 2022, (iii) a pro-rated target bonus for the year of termination, (iv) the CFO Target LTIP Award for 2022 if such termination occurs on or after January 1, 2023 and prior to issuance of the LTIP Award for 2022, (v) a pro-rated LTIP Award for the year of termination, and (vi) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination.

The agreement also provides that the Board may change the CFO Expiration Date to a date that is earlier than December 31, 2023. At such time, the employment term will end, and after Mr. Wu executes a release of claims, he will be eligible to receive the CFO Expiration Date Items with the following modifications: (i) to the extent unpaid, payment of the target bonus amount in respect of the 2022 calendar year, (ii) to the extent not issued, issuance of the CFO Target LTIP Award in respect of the 2022 calendar year, (iii) certain fund incentives will vest as if Mr. Wu had remained employed through December 31, 2023, and (iv) Mr. Wu will receive an amount equal to the base salary that would have been paid to executive from the CFO Expiration Date through December 31, 2023.

The agreement also includes a provision providing that if any payments to be made to Mr. Wu, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in Mr. Wu receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

In addition, the agreement, through a restrictive covenant agreement that is included as an exhibit to the agreement, provides that Mr. Wu will not, subject to certain exceptions, compete with us, or solicit our investors or customers or employees or those of our subsidiaries during his employment with us and for the one-year period following the termination of his employment with us. The agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on disparagement.

Ronald M. Sanders

Mr. Sanders’ employment agreement sets forth the terms and conditions of Mr. Sanders’ service as our Chief Legal Officer. The agreement became effective on December 9, 2022, and provides for Mr. Sanders’ term of employment to conclude on December 31, 2023. The agreement provides that if a successor chief legal officer of the Company is not satisfactorily established by April 27, 2023, the Board may request that Mr. Sanders’ last day of employment be extended, with any such extension being subject to the consent of Mr. Sanders (such end date, as may be extended as described above, or accelerated by the Board, as described below, the “CLO Expiration Date”).

The agreement provides that Mr. Sanders will devote his full business time and attention to the performance of his duties to us, but will be permitted to engage in certain other outside activities so long as such activities do not unreasonably interfere with the performance of his duties to us. The agreement provides for the payment of a specified base salary of $475,000, an annual cash bonus target of $1,425,000 and an annual grant of equity-based awards with a target value of $1,688,000, consistent with terms previously approved by the Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

The agreement provides that if Mr. Sanders’ employment is terminated by reason of expiration of the employment term on the CLO Expiration Date and Mr. Sanders executes a release of claims, he will be eligible to receive: (i) a cash payment equal to the product of (A) two and (B) the sum of (1) Mr. Sanders’ base salary in effect immediately prior to the CLO Expiration Date and (2) the average annual bonus paid in respect of each of the three calendar years prior to the CLO Expiration Date (provided that for these purposes Mr. Sanders’ annual bonus for 2022 shall not be less than target), (ii) to the extent unpaid, the annual bonus in respect of the 2022 calendar year, (iii) to the extent not issued, the issuance of the target value of annual equity-based awards (the “CLO Target LTIP Award”) in respect of the 2022 calendar year (the “2022 LTIP Award”), (iv) a cash payment equal to the product of (A) the target bonus in effect for the 2023 calendar year, and (B) 32% (the “Pro-Rated Percentage”), unless the CLO Expiration Date is extended past April 27, 2023, in which case the payment will be pro-rated based on the period of service in 2023, (v) issuance of LTIP Awards, subject to time-based vesting, equal to the product of (A) the CLO Target LTIP Award in effect for the 2023 and (B) the Pro-Rated Percentage, unless the CLO Expiration Date is extended past April 27, 2023, in which case the payment will be pro-rated based on the period of service in 2023, (vi) full vesting of all fund incentives that are outstanding and unvested, (vii) full vesting of all equity or equity-based awards relating to the securities of the Company issued to Mr. Sanders that are outstanding and unvested, provided that any equity awards subject to performance-based vesting, will remain outstanding and, notwithstanding the expiration of the employment term, will continue to vest based on the level of actual achievement of such performance goals or metrics and (viii) continuation of the Company’s contributions necessary to maintain the Executive’s coverage for the 24 calendar months immediately following the end of the calendar month in which the Expiration Date occurs under the medical, dental and vision programs in which the Executive participated immediately prior to his termination of employment (and such coverage shall include the Executive’s eligible dependents) (collectively, the “CLO Expiration Date Items”). If Mr. Sanders departs prior to the CLO Expiration Date or is terminated for Cause (as defined in the agreement), Mr. Sanders will not receive the CLO Expiration Date Items.

In the event of termination due to death or disability prior to the CLO Expiration Date, Mr. Sanders will receive (i) a cash payment equal to the payment described in clause (i) of the preceding paragraph, adjusted pro rata for the period served from December 9, 2022 through the CLO Expiration Date, (ii) the 2022 annual bonus (or target annual bonus for 2022 if the 2022 annual bonus has not been established) if such termination occurs on or after January 1, 2023 and prior to the payment of the annual bonus for 2022, (iii) a cash payment equal to the target bonus amount in effect for the calendar year in which the termination occurs, pro-rated for the period of service in such year, (iv) the 2022 LTIP Award if such termination occurs on or after January 1, 2023 and prior to issuance of the LTIP Award for 2022, (v) an LTIP Award equal to the CLO Target LTIP Award in effect for the calendar year in which the termination occurs, pro-rated for the period of service in such year, and (vi) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination.

The agreement also provides that the Board may change the CLO Expiration Date to a date that is earlier than April 27, 2023. At such time, the employment term will end, and after Mr. Sanders executes a release of claims, he will be eligible to receive the CLO Expiration Date Items with certain modifications.

The agreement also includes a provision providing that if any payments to be made to Mr. Sanders, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in Mr. Sanders receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

In addition, the agreement, through a restrictive covenant agreement that is included as an exhibit to the agreement, provides that Mr. Sanders will not, subject to certain exceptions, compete with us, or solicit our investors or customers or employees or those of our subsidiaries during his employment with us and for the

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one-year period following the termination of his employment with us. If Mr. Sanders’ employment with us terminates by reason of the expiration of the employment term on the CLO Expiration Date, Mr. Sanders will not thereafter be subject to such non-compete or non-solicitation covenants. The agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on disparagement.

Other NEOs

These employment agreements provided for an initial term of three years for Mr. Jenkins and two years for Mr. Stewart, which began on March 28, 2022, with each initial term subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal.

Each agreement requires that the executive will devote his full business time and attention to the performance of his duties to us, but will be permitted to engage in certain other outside activities so long as such activities do not unreasonably interfere with the performance of the executive’s duties to us.

The agreements provide for the payment of a specified base salary to each executive, which is equal to no less than $700,000 for Mr. Jenkins and $600,000 for Mr. Stewart. The agreements also provide that each executive will be eligible to receive an annual cash bonus with a target amount initially set at $700,000 for Mr. Jenkins and $700,000 for Mr. Stewart and annual grants of equity-based awards with a target value initially set at $1,600,000 for Mr. Jenkins and $1,600,000 for Mr. Stewart, with such amounts subject to annual review by the Board (or a committee thereof).

Each executive is eligible to be granted new allocations in respect of carried interests in respect of funds managed by us as is determined by the Board (or a committee thereof) from time to time in consultation with the applicable executive. In addition, during his employment term, Mr. Jenkins will be allocated (i) a 27.5% interest in the management incentive equity plan (the “MIP”) for the joint venture between the Company and Wafra during such time that the MIP is in effect and (ii) specified carried interest allocations ranging from 3.5% to 9% for DBP II and certain other funds. The executives will be eligible to participate in certain of our benefit plans made available to our senior executive officers from time to time.

The agreements provide that if the executive’s employment is terminated by us without “cause” (as defined in the agreements and including non-renewal of the employment agreements by us) or by the executive for “good reason” (as defined in the agreement and described below), and the executive executes a release of claims, such executive will be eligible to receive (i) a lump sum cash payment equal to two times the sum of base salary and average annual bonus with respect to the three prior calendar years (or target bonus then in effect for such executive in the case of a termination of employment of Mr. Jenkins that occurs prior to payment of his annual bonus in respect of calendar year 2022 or a termination of employment of Mr. Stewart that occurs prior to payment of his respective annual bonus in calendar year 2023), (ii) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination, and (v) for Mr. Jenkins, continued medical, dental and vision benefits at active employee rates for 24 months following termination.

The agreements provide that if an executive provides notice to us of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then such executive will receive (i) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, and (ii) a pro-rated target bonus for the year of termination. Upon a change in control (as such term is defined in the Company’s 2014 Omnibus Stock Incentive Plan), Mr. Jenkins’ employment agreement also provides for full vesting of all of Mr. Jenkins’ equity

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COMPENSATION DISCUSSION AND ANALYSIS

and equity-based awards of the Company, carried interests and other like compensation that he holds, to the extent unvested.

For purposes of the agreements, “good reason” includes, in summary, (i) a material diminution in the executive’s duties, authority or responsibilities or a diminution in the executive’s title or position, (ii) a requirement that the executive report to any person other than the Company’s Chief Executive Officer, (iii) a reduction in the executive’s base salary, target annual cash bonus or target annual equity incentive grant then in effect, (iv) a 25-mile relocation of the executive’s principal place of business, or (v) a material breach of the agreement by us or a material breach of any other material agreement with the executive by us.

In the event of termination due to death or disability, the executive will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (ii) a pro-rated target bonus for the year of termination, (iii) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination.

The agreements include a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in the executive receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

In addition, the agreements, through a restrictive covenant agreement that is included as an exhibit to the agreements, provide that the executives will not, subject to certain exceptions, compete with us, or solicit our investors or customers or employees or those of our subsidiaries during their employment with us and for the one-year period (or in the case of Mr. Jenkins, the two-year period) following the termination of their employment with us unless their employment is terminated by us without cause (as defined in the agreement and including non-renewal of the employment agreement by us) or by the executive for “good reason” (as defined in the agreement and described above). The agreements contain covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of the executives and us to disparage the other.

Equity Compensation Plan Information

The following table provides summary information on the securities issuable under our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Incentive Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
DBRG Equity Incentive Plan	10,172,499(2)	N/A	2,727,882
Pre-merger equity awards	2,510(3)	N/A	—
Total	10,175,009		2,727,882(4)

(1)	As of December 31, 2022, represents shares of the Company’s Class A common stock issuable pursuant to awards of restricted stock units, LTIP units and deferred stock units and for redemption of OP units, as noted below. Conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, each LTIP unit could

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COMPENSATION DISCUSSION AND ANALYSIS

have been converted, at the election of the holder, into one OP Unit. Each of the OP Units underlying these LTIP units was redeemable at the election of the holder, at the Company’s option in its capacity as general partner of our Operating Company, for: (i) cash equal to the then fair value of one share of the Company’s Class A common stock; or (ii) one share of the Company’s Class A common stock. Deferred stock units are held by certain of our non-executive directors and are payable in shares of the Company’s Class A common stock either upon a director’s departure from our board of directors or in annual installments over three years following departure. Except as set forth in footnote (4) below, does not include securities issuable pursuant to NorthStar Realty Finance Corp’s Third Amended and Restated 2004 Omnibus Stock Incentive Plan, which our company assumed on January 10, 2017 in accordance with the merger agreement.

(2)	Includes the maximum number of shares of our Class A common stock issuable pursuant to (i) awards of 2,397,391 restricted stock units subject to performance-based conditions at the maximum payout of 100%, (ii) awards of 1,916,106 restricted stock units subject to performance-based conditions at the maximum payout of 200%, (iii) 3,768,411 LTIP units, of which 2,625,000 LTIP units are subject to performance-based conditions, and (iv) 174,485 deferred stock units issued to our non-executive directors pursuant to the deferred compensation program, in each case, that were outstanding as of December 31, 2022.

(3)	Represents shares of the Company’s Class A common stock issuable pursuant to outstanding OP Units originally granted by, or issued with respect to awards that were originally granted by, NorthStar Realty Finance Corp’s (“NRF”) prior to the merger among the Company, NorthStar Asset Management Group Inc. and NRF on January 10, 2017 (“Merger”), which were outstanding as a result of anti-dilution adjustments made in connection with the Merger. The issuance of shares of the Company’s Class A common stock pursuant to these awards was approved by NRF’s stockholders prior to the Merger and, as disclosed in connection with the Merger, the shares of the Company’s Class A common stock to be issued pursuant to these awards will not be issued pursuant to, and will not reduce availability under, the DBRG Equity Incentive Plan.

(4)	Pursuant to the terms of the DBRG Equity Incentive Plan, the number of shares of common stock reserved for issuance thereunder automatically increases on January 1st of each year by 2% of the outstanding number of shares of our common stock on the immediately preceding December 31st. In addition, with respect to the performance-based restricted stock units, the Company is permitted to withhold shares, in its discretion, to satisfy the grantee’s tax withholding obligations, and such shares are included in the common stock reserved for future issuance.

CEO Pay Ratio

The ratio of our Chief Executive Officer’s annual total compensation for 2022 to that of the median employee’s annual total compensation for 2022 is 177x. This ratio is based on the 2022 annual total compensation of $38,321,508 for Mr. Ganzi, as our Chief Executive Officer as of December 31, 2022 (the “Measurement Date”), as reported in the Summary Compensation Table above and the 2022 annual total compensation of $216,626 for the median employee, using the same components of compensation as used in the Summary Compensation Table for the Chief Executive Officer. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below.

The median employee was determined using annual total compensation paid by our company during 2022 to our employees (other than our Chief Executive Officer) as of the Measurement Date, which was consistent with the methodology used for last year’s determination as of December 31, 2021. Any compensation paid to employees in foreign currencies was converted to U.S. dollars as of the Measurement Date.

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COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see “Compensation Discussion and Analysis” beginning on page 35. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Value of Initial Fixed
					Average		$100 Investment
					Summary	Average	Based On:
					Compensation	Compensation		Peer
	Summary Compensation		Compensation Actually		Table	Actually		Group
	Table Total for PEO[1]		Paid to PEO[2]		Total for	Paid to	Total	Total		FEEUM
	($)		($)		Non-PEO	Non-PEO	Shareholder	Shareholder	Net	Capital
	Marc C.	Thomas	Marc C.	Thomas J.	NEOs[3]	NEOs[4]	Return[5]	Return[6]	Income	Raise
Year	Ganzi	Barrack, Jr.	Ganzi	Barrack, Jr.	($)	($)	($)	($)	($ millions)[7]	($ millions)[8]
(a)	(b)(i)	(b)(ii)	(c)(i)	(c)(ii)	(d)	(e)	(f)	(g)	(h)	(i)
2022	38,321,508	—	(23,388,454)	—	7,646,528	3,902,589	60.68	111.72	(570)	4,618
2021	22,459,034	—	63,324,484	—	9,614,818	14,986,393	184.51	153.75	(817)	6,810
2020	4,815,779	10,200,262	10,390,831	28,177,174	4,573,017	6,045,206	106.54	117.15	(3,790)	7,246

(1)	The dollar amounts in columns (b)(i) and (b)(ii) are the amounts of total compensation reported for each principal executive officer (“PEO”) as reported in the “Total” column of the Summary Compensation Table for each year in which they served as PEO, and we refer to Mr. Barrack as our “Prior PEO.” Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.”

(2)	The dollar amounts in columns (c)(i) and (c)(ii) represent the amount of “compensation actually paid” to each PEO as computed in accordance with Item 402(v) of Regulation S-K for each corresponding year in which they served as PEO. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Ganzi or our Prior PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Ganzi’s total compensation for each year to determine the compensation actually paid:

	Reported
	Summary	Reported
	Compensation	Value of	Equity	Compensation
	Table Total	Equity	Award	Actually
	for PEO	Awards(a)	Adjustments(b)	Paid to PEO
Year	($)	($)	($)	($)
2022	38,321,508	(7,246,051)	(54,463,911)	(23,388,454)
2021	22,459,034	(10,922,100)	51,787,549	63,324,484
2020	4,815,779	(176,489)	5,751,542	10,390,831

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our Prior PEOs total compensation to determine the compensation actually paid in 2020:

Reported
	Summary	Reported
	Compensation	Value of	Equity	Compensation
	Table Total	Equity	Award	Actually
	for PEO	Awards(a)	Adjustments(b)	Paid to PEO
Year	($)	($)	($)	($)
2020	10,200,262	(3,565,431)	21,542,342	28,177,174

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COMPENSATION DISCUSSION AND ANALYSIS

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments for Mr. Ganzi are as follows:

					Fair	Value
				Year	Value at the	of Dividends
				over Year	End of the	or other
			Fair	Change in	Prior	Earnings
		Year	Value as of	Fair Value	Year of Equity	Paid on
		over Year	Vesting Date	of Equity	Awards that	Stock not
		Change in	of Equity	Awards	Failed	Otherwise
	Year End	Fair Value of	Awards	Granted	to Meet	Reflected in	Total
	Fair Value	Outstanding	Granted	in Prior Years	Vesting	Fair Value or	Equity
	of Equity	and Unvested	and Vested	that Vested	Conditions	Total	Award
	Awards	Equity Awards	in the Year	in the Year	in the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2022	1,671,856	(55,660,831)	—	(477,512)	—	2,576	(54,463,911)
2021	12,141,070	39,611,280	—	35,199	—	—	51,787,549
2020	648,535	5,097,629	—	—	—	5,378	5,751,542

The amounts deducted or added in calculating the equity award adjustments for our Prior PEO in 2020 are as follows:

					Fair	Value
				Year	Value at the	of Dividends
				over Year	End of the	or other
			Fair	Change in	Prior	Earnings
		Year	Value as of	Fair Value	Year of Equity	Paid on
		over Year	Vesting Date	of Equity	Awards that	Stock not
		Change in	of Equity	Awards	Failed	Otherwise
	Year End	Fair Value of	Awards	Granted	to Meet	Reflected in	Total
	Fair Value	Outstanding	Granted	in Prior Years	Vesting	Fair Value or	Equity
	of Equity	and Unvested	and Vested	that Vested	Conditions	Total	Award
	Awards	Equity Awards	in the Year	in the Year	in the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2020	13,101,786	1,239,403	5,448,922	(744,577)	—	2,496,808	21,542,342

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group excluding the PEO (the “Non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Benjamin J. Jenkins, Jacky Wu, Ronald M. Sanders and Liam Stewart; (ii) for 2021, Jacky Wu, Ronald M. Sanders, Sonia Kim and Thomas J. Barrack, Jr.; and (iii) for 2020, Jacky Wu, Ronald M. Sanders, Neale W. Redington, Mark M. Hedstrom, Darren J. Tangen and Kevin P. Traenkle.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the

DIGITALBRIDGE  2023 PROXY STATEMENT | 63

COMPENSATION DISCUSSION AND ANALYSIS

actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

	Average
	Reported Summary	Average		Average
	Compensation	Reported	Average Equity	Compensation
	Table Total for	Value of Equity	Award	Actually Paid
	Non-PEO NEOs	Awards	Adjustments(a)	to Non-PEO NEOs
Year	($)	($)	($)	($)
2022	7,646,528	(1,212,185)	(2,531,754)	3,902,589
2021	9,614,818	(2,623,760)	7,995,335	14,986,393
2020	4,573,017	(722,530)	2,194,719	6,045,206

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

					Average Fair	Average Value
				Year over Year	Value at the	of Dividends
			Average	Average	End of the	or other
			Fair	Change in	Prior	Earnings
		Year over	Value as of	Fair Value	Year of Equity	Paid on
		Year Average	Vesting Date	of Equity	Awards that	Stock not
	Average	Change in	of Equity	Awards	Failed	Otherwise	Total
	Year End	Fair Value of	Awards	Granted	to Meet	Reflected in	Average
	Fair Value	Outstanding	Granted	in Prior Years	Vesting	Fair Value or	Equity
	of Equity	and Unvested	and Vested	that Vested	Conditions	Total	Award
	Awards	Equity Awards	in the Year	in the Year	in the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2022	338,993	(2,375,753)	—	(495,810)	—	816	(2,531,754)
2021	2,296,938	3,969,682	602,441	1,126,274	—	—	7,995,335
2020	2,110,144	89,316	352,189	(404,145)	—	47,215	2,194,719

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the applicable fiscal year, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of such fiscal year by the Company’s share price at the beginning of such fiscal year.

(6)	Represents the Dow Jones U.S. Asset Managers Index peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)	FEEUM Capital Raise is defined as the gross increase in FEEUM resulting from capital commitments closed during the applicable fiscal year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that FEEUM Capital Raise is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

Financial Performance Measures

As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually

64 | DIGITALBRIDGE  2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

■	Digital FEEUM Capital Raise
■	Digital IM Revenues
■	Digital Operating Revenues
■	Digital IM FRE
■	Digital Operating adjusted EBITDA
■	Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

DIGITALBRIDGE  2023 PROXY STATEMENT | 65

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Actually Paid and Net Income (Loss)

Compensation Actually Paid and FEEUM Capital Raise

66 | DIGITALBRIDGE  2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

DIGITALBRIDGE  2023 PROXY STATEMENT | 67

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Equity Securities of the Company by Directors and Executive Officers

The following table sets forth, as of March 15, 2023, the total number and the percentage of shares of our common stock beneficially owned by:

■	each of our directors and each nominee for director;

■	each of our named executive officers; and

■	all of our directors and named executive officers as a group.

Name and Address of Beneficial Owner(1)	Common Share Equivalents(2)		Class A Common Stock(2)	Class B Common Stock
	Number of Shares Beneficially Owned	% of Common Share Equivalents	% of Class A Shares	Number of Shares Beneficially Owned	% of Class B Shares
Marc Ganzi(3)	2,805,776	1.61%	*	—	—
Benjamin J. Jenkins(3)	2,404,402	1.38%	*	—	—
Jacky Wu(3)	342,047	*	*	—	—
Ronald M. Sanders(3)	301,684	*	*	—	—
Liam Stewart(3)	171,957	*	*	—	—
James Keith Brown	—	—	—	—	—
J. Braxton Carter(5)	21,765	*	*	—	—
Nancy A. Curtin(4)	84,736	*	*	—	—
Jeannie H. Diefenderfer(5)	33,344	*	*	—	—
Jon A. Fosheim(4)	76,199	*	*	—	—
Gregory J. McCray(5)	16,021	*	*	—	—
Sháka Rasheed(4)(5)	13,063	*	*	—	—
Dale Anne Reiss(5)	40,096	*	*	—	—
David M. Tolley(4)(5)	6,267	*	*	—	—
All directors and executive officers as a group (14 persons)	6,379,368	3.65%	0.95%	—	—

*	Less than one percent.

(1)	The address of each of beneficial owner is c/o DigitalBridge Group, Inc., 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. “Common Share Equivalents” includes (A) 161,632,617 shares of our Class A common stock and 166,494 shares of Class B common stock, in each case where (i) the investor actually owns beneficially or of record, (ii) over which the investor has or shares direct or indirect voting or dispositive control (such as in the capacity as a general partner of an investment fund); and (iii) over which the investor has the right to acquire direct or indirect voting or dispositive control within 60 days, (B) 163,193 deferred stock units held by certain

68  |  DIGITALBRIDGE 2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

of our non-executive directors, which will be automatically settled in shares of our Class A common stock following each such director’s departure from our Board, and (C) 12,628,873 OP units and LTIP units which may be redeemed for cash or, at our option, shares of Class A common stock, subject to certain conditions, and in accordance with the limited liability company agreement of our Operating Company, in each case, as of March 15, 2023. The percentages presented in the table are based on (i) 174,591,177 common share equivalents, (ii) 161,632,617 shares of our Class A common stock and (iii) 166,494 shares of Class B common stock outstanding, in each case, as of March 15, 2023.

(3)	Includes shares of restricted Class A common stock subject to time-based vesting for Messrs. Ganzi, Jenkins, Wu, Sanders and Stewart and Ms. Kim. Excludes restricted stock units subject to performance-based vesting.

(4)	Includes deferred stock units as follows: Ms. Curtin—79,221; Mr. Fosheim—70,343; and Mr. Rasheed—13,063.

(5)	Includes shares of restricted Class A common stock subject to time-based vesting for Messrs. Carter, McCray, Rasheed and Tolley and Mses. Diefenderfer and Reiss.

None of our named executive officers or directors owns any shares of our preferred stock, other than Mr. Fosheim, who beneficially owned 4,400 shares of our Series J preferred stock as of March 15, 2023.

Ownership of Equity Securities of the Company by 5% Stockholders

The following table sets forth how many shares of our Class A common stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Class A common stock, in each case, based solely on, and as of the date of, such person’s filing of a Schedule 13D or Schedule 13G with the SEC.

	Amount and Nature of Beneficial Ownership of Class A Common Stock
Name and Address of Beneficial Owner	Number	Percentage(1)
The Vanguard Group(2)	24,459,059	15.3%
Wafra Inc.(3)	15,785,759	9.8%
BlackRock, Inc.(4)	10,913,382	6.8%
Capital International Investors(5)	8,363,593	5.2%

(1)	The percentages presented in the table is based on 161,632,617 shares of our Class A common stock outstanding as of March 15, 2023.

(2)	Based solely on information provided in a Schedule 13G/A filed on February 9, 2023, The Vanguard Group, Inc. has sole voting power with respect to 0 shares of our Class A common stock, sole dispositive power with respect to 24,046,087 shares of our Class A common stock, shared voting power with respect to 256,905 shares of our Class A common stock, and shared dispositive power with respect to 412,972 shares. The address of The Vanguard Group, Inc., as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Based solely on information provided in a Schedule 13G/A filed on November 29, 2022, Wafra Strategic Holdings LP, WSH GP LLC, Wafra Inc. and Wafra Funds GP Inc. (the “Wafra Reporting Persons”), and The Public Institution of Social Security, a public pension plan that is indirectly owned and controlled by the government of the State of Kuwait (“PIFSS”), have sole voting and dispositive power with respect to 15,785,759 shares of our Class A common stock. The address of the Wafra Reporting Persons, as reported in the Schedule 13G/A, is 345 Park Avenue, 41st Floor New York, New York 10154-0101 and the address of PIFSS is AlMurqab, Al-Soor St, Ta’aminat Building, Kuwait City 13104 Kuwait.

(4)	Based solely on information provided in a Schedule 13G/A filed on February 3, 2023, BlackRock, Inc. has sole voting power with respect to 10,702,145 shares of our Class A common stock, sole dispositive power with respect to 10,913,832 shares of our Class A common stock, shared voting power with respect to 0 shares of our Class A common stock, and shared dispositive power with respect to 0 shares. The address of BlackRock, Inc., as reported by it in the Schedule 13G/A, is 55 East 52nd Street, New York, NY 10055.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(5)	Based solely on information provided in a Schedule 13G/A filed on February 13, 2023, Capital International Investors has sole voting and dispositive power with respect to 8,363,593 shares of our Class A common stock. The address of Capital International Investors, as reported by it in the Schedule 13G/A, is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

70  |  DIGITALBRIDGE 2023 PROXY STATEMENT

PROPOSAL NO. 3:

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking an advisory vote on the frequency with which say-on-pay votes should be held in the future. This advisory vote is commonly referred to as “say-on-frequency.” Stockholders may vote to indicate their preference for conducting a say-on-pay vote as follows:

■	One year;
■	Two years;
■	Three years; or
■	Abstain from voting on this proposal.

The Board of Directors has determined that holding a say-on-pay vote every year is the most appropriate alternative for the Company. In recommending an annual advisory vote on executive compensation, the Board considered that an annual vote will allow our stockholders to provide us with timely feedback on our compensation policies and practices as disclosed in the proxy statement every year, which will allow us to take action, if appropriate, on a real-time basis. Additionally, an annual say-on-pay vote is consistent with our general policy of seeking regular input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.

Because this proposal is advisory, it will not be binding on the Company, and the Board of Directors may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board of Directors values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Our Board of Directors Recommends a Vote, on a Non-binding, Advisory Basis, for “ONE YEAR” for the Frequency of the of the Advisory Vote On Named Executive Officer Compensation.

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PROPOSAL NO. 4:

AMENDMENT TO OUR CHARTER TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board has approved and is requesting stockholder approval to amend the Charter to decrease (i) the number of authorized shares of Class A common stock from 949,000,000 to 237,250,000, (ii) the number of authorized shares of Class B common stock from 1,000,000 to 250,000 and (iii) the number of authorized shares of Performance common stock from 50,000,000 to 12,500,000. Consistent with the foregoing, the number of overall shares of capital stock would be reduced from 1,250,000,000 to 500,000,000, inclusive of 250,000,000 authorized shares of preferred stock (such amendments collectively, the “Authorized Share Decrease Amendment”). A copy of the proposed amendment is attached to this Proxy Statement as Exhibit A. The Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Charter to reduce the number of authorized common shares in a manner that is proportional to the Company’s August 2022 reverse stock split as discussed below.

Reason for the Authorized Share Decrease Amendment

On August 18, 2022, the Company filed Articles of Amendment to the Company’s Charter to effect a 1-for-4 reverse stock split of the outstanding shares of Class A common stock and Class B common stock of the Company (the “Reverse Stock Split”). Pursuant to the Articles of Amendment, each outstanding share of the Company’s Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, automatically combined into 1/4th of a share of Class A common stock or Class B common stock, respectively, par value $0.04 per share, and any resulting fractional shares were paid out in cash.

Under Maryland law and our Charter, implementation of the Reverse Stock Split did not automatically proportionally decrease the total number of common shares authorized under the Charter, and such change was not required. The primary purpose of the Authorized Share Decrease Amendment is to reduce the total number of common shares that we are authorized to issue in a manner that is proportional to the Reverse Stock Split so that we do not have what some might view as an unreasonably high number of authorized common shares that are unissued or not reserved for issuance. The Board believes that, even after such amendment, we will continue to have sufficient authorized but unissued shares of stock in an amount adequate to provide for our future needs, which may include possible future equity financings, future opportunities for expanding our business through investments or acquisitions, management incentives and employee benefit plans, stock dividends or stock splits, and for other general corporate purposes. If, in the future, our Board determines that it would be in the best interests of the Company and its stockholders to issue a number of shares of stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized stock.

As of March 15, 2023, we had (i) 161,632,617 shares of Class A common stock issued and outstanding, (ii) 166,494 shares of Class B common stock issued and outstanding, (iii) 0 shares of Performance common stock issued and outstanding and (iv) 33,111,195 shares of preferred stock issued and outstanding.

72  |  DIGITALBRIDGE 2022 PROXY STATEMENT

Effects of the Amendment

The Authorized Share Decrease Amendment will not change any rights of any holder of our common or preferred stock.

The proposed amendment would decrease (i) the number of authorized shares of Class A common stock from 949,000,000 to 237,250,000, (ii) the number of authorized shares of Class B common stock from 1,000,000 to 250,000 and (iii) the number of authorized shares of Performance common stock from 50,000,000 to 12,500,000. Consistent with the foregoing, the number of overall shares of capital stock would be reduced from 1,250,000,000 to 500,000,000, inclusive of 250,000,000 authorized shares of preferred stock.

If the Authorized Share Decrease Amendment is approved by our stockholders, the Authorized Share Decrease Amendment would become effective when the Authorized Share Decrease Amendment is accepted and recorded by the State Department of Assessments and Taxation of Maryland. If the amendment is not approved, our current authorized stock will remain unchanged.

Vote Required

The affirmative vote of a majority of all the votes entitled to be cast on the matter is required to approve the Authorized Share Decrease Amendment. Each holder of our common shares is entitled to cast a vote on the Authorized Share Decrease Amendment. Pursuant to our Charter, including the applicable articles supplementary, no holders of our preferred stock are entitled to vote on this Authorized Share Decrease Amendment.

Amendment to Change Par Value

Prior to or concurrently with the filing of the Authorized Share Decrease Amendment, the Company intends to file an amendment to reduce the par value of our common stock from $0.04 per share to $0.01 per share. Pursuant to Section 2-605 of the Maryland General Corporation Law and our Charter, the majority of the entire board of directors, without action by the stockholders, may amend the charter of a corporation to change the par value of any class or series of stock of the corporation and the aggregate par value of the stock of the corporation. The Authorized Share Decrease Amendment reflects this intended change in par value.

Our Board of Directors Recommends a Vote “FOR” Approval of the Amendment to our Charter to Decrease the Number of Authorized Shares of Common Stock.

DIGITALBRIDGE 2022 PROXY STATEMENT  |  73

PROPOSAL NO. 5:

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. A representative of Ernst & Young LLP is expected to be present at the 2023 Annual Meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance.

If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Our Board of Directors Recommends a Vote “FOR” Ratification of the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

74  |  DIGITALBRIDGE 2022 PROXY STATEMENT

AUDIT

COMMITTEE REPORT

The Audit Committee is currently composed of Messrs. Carter (Chairman), Fosheim, Rasheed and Tolley and Ms. Reiss. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors. The Audit Committee operates under a written charter adopted by our Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022 with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing and the SEC.

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements for 2022 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Audit Committee:

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INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM’S FEES

Aggregate fees billed and expected to be billed by Ernst & Young LLP for the fiscal years ended December 31, 2022 and 2021 were as follows:

Type of Fee	2022 ($)	2021 ($)
Audit Fees(1)	5,269,860	5,949,345
Audit-Related Fees(2)	—	100,000
Tax Fees(3)	1,077,102	2,825,478
All Other Fees(4)	2,000	2,000
Total	6,348,962	8,876,823

(1)	Fees for audit services for the fiscal years ended December 31, 2022 and 2021 include fees associated with the annual audits for such years, for the Company and those audits required by statute or regulation, including the audit of the Company’s internal control over financial reporting, the quarterly review of the financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with the Company’s management on technical accounting and regulatory issues and services provided for assistance with and review of other regulatory filings.

(2)	Audit-related fees include fees for transaction advisory services in connection with the Company’s potential acquisitions for the year ended December 31, 2021.

(3)	Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, tax consulting and structuring, and general federal, state and foreign tax consulting. Tax compliance fees comprise $0.6 million and $1.8 million of this total for the years ended December 31, 2022 and 2021, respectively.

(4)	Other fees represent the annual subscription fee for EY’s accounting research tool.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $250,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request. All of the audit fees shown above were pre-approved by the Audit Committee.

76  |  DIGITALBRIDGE 2022 PROXY STATEMENT

CERTAIN RELATIONSHIPS

AND RELATED TRANSACTIONS

Policy for Review of Related Party Transactions

Our Board of Directors has adopted a written Related Party Transaction Policy in order to ensure that related party transactions are properly reviewed and fully disclosed in accordance with the rules and regulations of the SEC and NYSE. All related party transactions, including transactions between us and any executive officer, director, director nominee or more than 5% stockholder of the Company, or any of their immediate family members, where the amount involved exceeds $120,000 and in which such related person has a direct or indirect material interest, must be approved or ratified by either our Audit Committee or a majority of the disinterested members of our Board of Directors. For purposes of the policy, a related party transaction does not include any co-investments made by and between the Company (or its subsidiaries) and one or more investment vehicles formed, sponsored and managed by the Company or its subsidiaries, regardless of when such co-investment is made, or any transactions related to any such co-investment. As a general rule, all related party transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party; however, in such cases where it may be impractical or unnecessary to make such a comparison, the Audit Committee or a majority of the disinterested members of the Board may approve any such transaction at their discretion in accordance with the Related Party Transaction Policy.

In preparation of the Company’s proxy statement, each director and executive officer completes a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest.

Pursuant to our Audit Committee’s charter, in addition to conducting a review of all related party transactions in accordance with the Related Party Transaction Policy, the Audit Committee must review the Related Party Transaction Policy periodically and reports the results of such reviews to Board.

Arrangements with Company-Sponsored Private Funds

The Company co-invests alongside Company sponsored private funds through joint ventures between the Company and the sponsored private fund. These co-investment joint ventures are consolidated by the Company. The Company has capital commitments, as general partner, directly into private funds and as an affiliate of the general partner, capital commitments satisfied through co-investment joint ventures. In connection with the Company’s commitments as an affiliate of the general partner, the Company is allocated a proportionate share of the costs of the private fund such as financing and administrative costs. Such costs expensed during the year ended December 31, 2022 were immaterial and they relate primarily to the Company’s share of deferred financing costs on borrowings of such funds.

Investment in Managed Investment Vehicles

Subject to the Company’s related party policies and procedures, senior management, investment professionals and certain other employees may invest on a discretionary basis in investment vehicles sponsored by the Company, either directly in the vehicle or indirectly through the general partner entity. These investments are generally not subject to management fees, but otherwise bear their proportionate share of other operating expenses of the investment vehicles. During the year ended December 31, 2022, our executive officers (and, in some cases, certain investment trusts or other vehicles or charitable organizations controlled by them or their immediate family members) had the following gross contributions relating to their personal investments (and the investments of any such trusts) in Company sponsored investment vehicles and general partner entities: Mr. Ganzi, Mr. Jenkins, Mr. Wu and Mr. Stewart made gross contributions of $32.6 million, $23.0 million, $0.1 million and $0.2 million, respectively.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Incentive Fee Allocations

The Company may earn incentive fees from its managed private funds and investment companies. Incentive fees are determined based on the performance of the investment vehicles subject to the achievement of minimum return hurdles in accordance with the terms set out in the respective governing agreements. A portion of the incentive fees earned by the Company is allocated to senior management, investment professionals and certain other employees of the Company, generally at 60%-65%, consistent with market terms. In 2022, our executive officers were allocated an aggregate of 21.6% of the carried interest earned or to be earned from various funds and co-investment vehicles, all managed or previously managed by affiliates of the Company.

MIP

In connection with Wafra’s strategic investment in the Company, the Company established a performance-based management incentive equity plan (the “MIP”) for the joint venture between the Company and Wafra (“DBMH”), with costs of such plan (including any dilution of equity ownership in DBMH) borne ratably by the Company and Wafra. Allocations of MIP interests in DBMH were in the form of base awards, subject to time-based vesting conditions, and performance awards, subject to performance-based vesting conditions. Vested MIP interests (representing up to 5% of DBMH for base awards and up to 5% of DBMH for performance awards) are entitled to distributions of DBMH’s available cash and participation in capital events (if any). In February 2022, Messrs. Ganzi, Jenkins, Stewart and Wu were allocated an aggregate of 77.5% for the MIP. In May 2022, the Company purchased Wafra’s interest in DBMH. Messrs. Ganzi, Jenkins, Stewart and Wu received awards valued at $1,707,721, $1,174,058, $213,465 and $ 213,465, respectively, in 2022 under the MIP. In the first quarter of 2023, the Company accrued or paid $480,000, $330,000, $60,000 and $60,000 to Messrs. Ganzi, Jenkins, Stewart and Wu, respectively, pursuant to their entitlements under the MIP, which is a component of their 2023 compensation. The Board then terminated the MIP and paid out all deferred amounts that were being held by the Company for future distribution.

Aircraft Reimbursement

In November 2020, the Board approved an amendment to the employment agreement, dated as of July 25, 2019, between the Company and Mr. Ganzi to provide for the reimbursement by the Company of certain defined fixed costs of any aircraft owned by Mr. Ganzi. The fixed cost reimbursements will be made based on an allocable portion of an aircraft’s annual budgeted cash fixed operating costs, based on the number of hours the aircraft will be used for business purposes. At least once a year, the Company will reconcile the budgeted fixed operating costs with the actual fixed operating costs of the aircraft, and the Company or Mr. Ganzi, as applicable, will make a true-up payment for any difference. The fixed cost reimbursement will be in addition to the Company’s reimbursement of certain variable operational costs of business travel on a chartered or private jet, as provided in Mr. Ganzi’s employment agreement. The Company reimbursed Mr. Ganzi $712,251 in 2022.

Digital Real Estate Acquisitions

Messrs. Ganzi and Jenkins were former owners of Digital Bridge Holdings, LLC (“DBH”) prior to its merger into the Company in July 2019. Messrs. Ganzi and Jenkins had retained their equity investments and general partner interests in the portfolio companies of DBH, which include DataBank and Vantage. As a result of the personal investments made by Messrs. Ganzi and Jenkins in DataBank and Vantage SDC prior to the Company’s acquisition of DBH, additional investments made by the Company in DataBank and Vantage SDC subsequent to their initial acquisitions may trigger future carried interest payments to

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Ganzi and Jenkins upon the occurrence of future realization events. Such investments made by the Company include ongoing payments for the build-out of expansion capacity, including lease-up of the expanded capacity and existing inventory, in Vantage SDC and the acquisition of additional interest in DataBank from an existing investor in January 2022.

In addition, the day-to-day operations of Vantage SDC continue to be managed by the existing management company of Vantage, in which Messrs. Ganzi and Jenkins own an approximate 2% interest in the aggregate. Fees paid to the Vantage management company for Vantage SDC was $16.7 million for 2022.

Carried Interest Allocation from Sponsored Investment Vehicles

With respect to investment vehicles sponsored by the Company for which Messrs. Ganzi and Jenkins are invested in their capacity as former owners of DBH, and not in their capacity as employees of the Company, any carried interest entitlement attributed to such investments by Messrs. Ganzi and Jenkins as general partner are not subject to continuing vesting provisions and do not represent compensatory arrangements to the Company. Such carried interest allocation to Messrs. Ganzi and Jenkins that are unrealized or realized but unpaid are included in noncontrolling interests on the balance sheet, in the amount of $70.4 million at December 31, 2022 and $20.8 million at December 31, 2021. Additionally, in connection with the DataBank recapitalization, Messrs. Ganzi and Jenkins received realized carried interest in amounts of $43.3 million and $42.8 million, respectively, which are not deemed a compensatory arrangement. A portion of the carried interest received by Mr. Ganzi and Mr. Jenkins from the transaction was reinvested into DataBank entities.

In the aforementioned transactions, the Company took a series of steps to mitigate conflicts in the transactions, including, for certain transactions, receiving fairness opinions on the purchase price from a nationally recognized third- party valuation firm. Additionally, the transactions, specifically the related party aspects of the transactions, were approved by either the Board of Directors or the Audit Committee of the Board of Directors.

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FREQUENTLY ASKED

QUESTIONS AND ANSWERS

Questions and Answers about the 2023 Annual Meeting and Voting

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving each of the persons named in the proxy card, Jacky Wu and Geoffrey Goldschein, the authority to vote your shares in the manner you indicate on your proxy card. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the Board’s recommendations on each proposal.

Who is qualified to vote?

You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our Class A common stock, par value $0.04 per share, or our Class B common stock, par value $0.04 per share, at the close of business on March 15, 2023, the record date for the 2023 Annual Meeting.

How many shares may vote at the meeting?

On March 15, 2023, there were approximately 161,632,617 shares of Class A common stock outstanding and eligible to vote and 166,494 shares of Class B common stock outstanding and eligible to vote. Each Class A common share is entitled to one vote and each Class B common share is entitled to 36.5 votes. As a result, we expect that a total of 167,709,648 votes will be entitled to be cast (which we refer to in this Proxy Statement as the “voting shares”) on all matters presented to stockholders at the meeting.

How many shares must be present to hold the meeting?

The presence at the 2023 Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted as present at the meeting for the purpose of determining a quorum. A broker non-vote occurs with respect to a proposal when a broker, trustee, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. If a quorum is not present, the 2023 Annual Meeting may be adjourned by the chairman of the meeting to a time and date not more than 120 days after the original record date without notice other than announcement at the meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

How do I vote my shares?

If you are a “stockholder of record,” you have several choices. You can vote your shares by proxy:

■	Via the Internet;
■	By telephone; or
■	By mailing your proxy card.

Please refer to the specific instructions set forth on the enclosed printed proxy card or voting instruction form. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. As such, please have readily available the control number provided to you on your proxy form when voting via the Internet or by telephone. If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the meeting?

If you are a “stockholder of record,” you may vote your shares in person at the virtual meeting by visiting https://web.lumiagm.com/286413441; passcode: digitalbridge2023 (unique 11-digit control number required). To vote, you will need your control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Please note that even if you plan to virtually attend the 2023 Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your voting in person (virtually) at the 2023 Annual Meeting will automatically result in the revocation of any previously submitted proxy.

If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting, and you will be assigned a virtual control number in order to vote your shares during the 2023 Annual Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

■	Proposal 1: FOR all of the nominees for election as directors named on the enclosed proxy card.
■	Proposal 2: FOR the advisory vote to approve executive compensation.
■	Proposal 3: ONE YEAR as the frequency of future advisory votes on executive compensation.
■	Proposal 4: FOR the amendment to our Charter to reduce the number of authorized shares of common stock.
■	Proposal 5: FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What are broker non-votes and how will they affect voting?

Under applicable NYSE rules, brokers holding shares of our Class A common stock for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Broker non-votes may arise in the context of voting for the proposals related to the election of directors, approval of executive compensation, the frequency of the advisory vote on named executive officer compensation and the amendment to our Charter as described in this Proxy Statement, because such proposals are considered non-routine matters. Unless specific voting instructions are

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

provided by the beneficial owner, the broker will be unable to vote for these proposals. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 is a matter considered routine under applicable NYSE rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

Broker non-votes will not be counted as votes cast and, as a result, will have no impact on the outcome of the election of directors or the advisory votes to approve executive compensation and the frequency of holding the say-on-pay vote in the future. Abstentions and broker non-votes will have the effect of votes against the approval of the amendment to our Charter to decrease the number of authorized shares of common stock.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card and sign the proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR the approval on a non-binding, advisory basis, of the compensation of our named executive officers, ONE YEAR for the frequency of the advisory vote on named executive officer compensation in the future, FOR the amendment to our Charter to decrease the number of authorized shares of common stock and FOR ratification of the appointment of our independent registered public accounting firm).

What vote is required to approve each proposal?

To approve each of the proposals, the following votes are required from the holders of voting shares.

Proposal Number	Vote Required	Impact of Abstentions and Broker Non-Votes, if Any
1	Each director nominee will be elected by a majority of the votes cast. Stockholders may not cumulate votes.	Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome.
2	This proposal is advisory and not binding. We will consider stockholders to have approved the proposal if it is approved by a majority of the votes cast.	Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome.
3	This proposal is advisory and not binding. We will consider stockholders to have approved the proposal if it is approved by a majority of the votes cast. In the event no option receives a majority of the votes cast, the option receiving a plurality of the votes cast on the proposal will be deemed the preferred option of stockholders.	Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome.
4	A majority of all votes entitled to be cast.	Abstentions/broker non-votes will have the effect of votes against the proposal.
5	A majority of the votes cast.	Abstentions will not be counted as votes cast and will have no impact on the outcome.

Why did I receive more than one Notice or proxy card?

You will receive multiple notices or proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Can I change my vote after I have mailed in my proxy card?

If you are a “stockholder of record,” you may revoke your proxy by doing one of the following:

■	By authorizing a new proxy via telephone or Internet and submitting it so that it is received by 11:59 p.m. (Eastern Time) on May 10, 2023;
■	By sending written notice of revocation to our Chief Legal Officer and Secretary at 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487, which notice must be received by 5:00 p.m. (Eastern Time) on May 10, 2023;
■	By signing a later-dated proxy card and submitting it to our Chief Legal Officer and Secretary at 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487, so that it is received by 5:00 p.m. (Eastern Time) on May 10, 2023; or
■	By attending the meeting and voting your shares in person.

If you require assistance in changing or revoking your proxy, please contact the Company’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (866) 342-4882

Email: DBRG@dfking.com

What happens if additional matters are presented at the 2023 Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2023 Annual Meeting. If other matters requiring a vote do properly come before the 2023 Annual Meeting, any proxies received by us will be voted in the discretion of the proxy holders.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC will be present at the meeting to count the votes and act as the independent inspector of election. We will publish the voting results in a filing with the SEC by the fourth business day after the 2023 Annual Meeting.

Who pays the cost of this proxy solicitation?

As this proxy solicitation is by and on behalf of the Board of Directors, the Company will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. The Company has retained D.F. King to provide proxy solicitation services. Under our agreement with D.F. King, D.F. King will receive a fee of up to $12,500 plus the reimbursement of reasonable expenses. D.F. King will solicit proxies by mail, telephone, facsimile or email.

Is this Proxy Statement the only way that proxies are being solicited?

Certain officers, directors, employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Attend Our 2023 Annual Meeting of Stockholders

Date and Time	Location	Record Date
May 11, 2023, at 11:00 a.m., Eastern Time	https://web.lumiagm.com/286413441	March 15, 2023

The 2023 Annual Meeting will be held on Tuesday, May 11, 2023 commencing at 11:00 a.m. Eastern Time. The 2023 Annual Meeting will be held in a virtual meeting format only and can be accessed online at https://web.lumiagm.com/286413441. There is no physical location for the 2023 Annual Meeting.

To attend and participate in the virtual Annual Meeting, please visit https://web.lumiagm.com/286413441. Click on “I have a control number” enter the control number found on your notice of meeting or proxy card you previously received and enter the password digitalbridge2023 (the password is case sensitive). You will be able to submit questions during the meeting via live audio webcast. During the 2023 Annual Meeting, we will attempt to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. Additionally, if we receive substantially similar questions, we may group such questions together and provide a single response for efficiency and to avoid repetition.

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the live webcast of the 2023 Annual Meeting you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the record date for the 2023 Annual Meeting, your name and email address. You must then submit a request for registration to American Stock Transfer & Trust Company, LLC:

(1)	by email to proxy@astfinancial.com;

(2)	by facsimile to 718-765-8730; or

(3)	by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC by no later than 5:00 p.m. Eastern Standard Time on May 4, 2023.

Online access to the webcast will open 30 minutes prior to the start of the 2023 Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time.

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OTHER

INFORMATION

Stockholder Proposals and Director Nominations for 2024

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders if they are received at our principal executive office, on or before December 9, 2023.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2024 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at our principal executive office at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or between November 9, 2023 and 5:00 p.m., Eastern Time, on December 9, 2023, based on the date of this year’s Proxy Statement, as defined in our bylaws, of April 7, 2023).

Annual Report

A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2022 is being mailed with these proxy materials to stockholders entitled to vote at the annual meeting. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to:

DigitalBridge Group, Inc.,

Attn: Chief Legal Officer and Secretary.

750 Park of Commerce Drive,
Suite 210,

Boca Raton, FL 33487

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.astfinancial.com and click on “Login” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.

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OTHER INFORMATION

Where You Can Find More Information

We make available free of charge through our website at www.digitalbridge.com under the heading “Shareholders—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov.

Eliminating Duplicate Mailings

If you share an address with one or more other stockholders, you may have received notification that you will receive only a single copy of the Annual Report or this Proxy Statement for your entire household unless you or another stockholder at that address notifies our transfer agent that they wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs.

If you wish to receive free of charge a separate Annual Report or Proxy Statement this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding,” please contact our transfer agent, American Stock Transfer & Trust Company, LLC, our transfer agent, at 1-800-937-5449 or by mail to American Stock Transfer & Trust Company, LLC, Attn: Shareholder Services, 6201 15th Avenue, Brooklyn, NY 11219. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.

Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or accessible through these websites is not part of this Proxy Statement.

Non-GAAP Financial Measures and Certain Other Definitions

We refer to non-GAAP financial measures and certain other metrics within this Proxy Statement. The below provides definitions for these measures and metrics and reconciliations to GAAP measures.

Assets Under Management (AUM)

AUM is composed of (a) third party managed capital for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations; and (b) assets invested using the Company’s own balance sheet capital and managed on behalf of the Company’s shareholders. Third party AUM is based upon the cost basis of managed investments as reported by each underlying vehicle as of the reporting date and may include uncalled capital commitments. Balance sheet AUM is based upon the undepreciated carrying value of the Company’s balance sheet investments as of the reporting date. The Company’s calculation of AUM may differ from other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers.

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OTHER INFORMATION

Fee Earning Equity Under Management (FEEUM)

FEEUM is equity for which the Company and its affiliates provide investment management services and derive management fees and/or incentives. FEEUM generally represents the basis used to derive fees, which may be based upon invested equity, stockholders’ equity, or fair value, pursuant to the terms of each underlying investment management agreement. The Company’s calculation of FEEUM may differ from other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers.

Distributable Earnings

Distributable Earnings is an after-tax measure that differs from GAAP net income or loss from continuing operations as a result of the following adjustments, including adjustment for our share of similar items recognized by our equity method investments: transaction-related costs; restructuring charges (primarily severance and retention costs); realized and unrealized gains and losses, except realized gains and losses related to digital assets, including fund investments, in Corporate and Other; depreciation, amortization and impairment charges; debt prepayment penalties and amortization of deferred financing costs, debt premiums and debt discounts; our share of unrealized carried interest, net of associated compensation expense; equity-based compensation expense; equity method earnings, except fund investments, to reflect only cash dividends declared by BRSP; effect of straight-line lease income and expense; impairment of equity investments directly attributable to decrease in value of depreciable real estate held by the investee; non-revenue enhancing capital expenditures necessary to maintain operating real estate; and income tax effect on certain of the foregoing adjustments. Income taxes included in DE reflect the benefit of deductions arising from certain expenses that are excluded from the calculation of DE, such as equity-based compensation, as these deductions do decrease actual income tax paid or payable by the Company in any one period.

We believe that DE is a meaningful supplemental measure as it reflects the ongoing operating performance of our core business by generally excluding items that are non-core in nature, and allows for better comparability of operating results period-over-period and to other companies in similar lines of business.

Adjusted EBITDA

Adjusted EBITDA represents DE adjusted to exclude: interest expense as included in DE, income tax expense or benefit as included in DE, preferred stock dividends, equity method earnings as included in DE, placement fee expense, our share of realized carried interest and incentive fees net of associated compensation expense, certain investment costs for capital raising that are not reimbursable by our sponsored funds, and capital expenditures as deducted in DE.

We believe that Adjusted EBITDA is a meaningful supplemental measure of performance because it presents the Company’s operating performance independent of its capital structure, leverage and non-cash items, which allows for better comparability against entities with different capital structures and income tax rates. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and does not deduct capital expenditures or other recurring cash requirements, its usefulness as a performance measure may be limited.

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OTHER INFORMATION

Distributable Earnings and Adjusted EBITDA reconciliation

(In thousands)	Year Ended December 31, 2022
Net loss attributable to common stockholders	$(382,266)
Net loss attributable to noncontrolling interests in Operating Company	(32,369)
Net loss attributable to Operating Company	(414,635)
Transaction-related and restructuring charges	100,989
Other (gains) losses, net (excluding realized gains or losses related to digital assets and fund investments in Corporate and Other)	178,769
Unrealized carried interest, net of associated compensation expense	(117,466)
Equity-based compensation expense	54,232
Depreciation and amortization	589,582
Straight-line rent (revenue) and expense, net	(21,462)
Amortization of acquired above- and below-market lease values, net	(78)
Impairment loss	35,985
Non-revenue enhancing capital expenditures	(40,515)
Debt prepayment penalties and amortization of deferred financing costs, debt premiums and debt discounts	114,902
Adjustment to equity method earnings, excluding fund investments, to reflect BRSP cash dividend declared	574
Income tax effect on certain of the foregoing adjustments	(534)
Adjustments attributable to noncontrolling interests in investment entities(1)	(430,061)
DE of discontinued operations	(13,222)
Distributable Earnings, after tax—attributable to Operating Company	37,060
Adjustments attributable to Operating Company:
Interest expense included in DE	57,525
Income tax expense included in DE	13,266
Preferred stock dividends	61,567
Equity method earnings included in DE	(38,800)
Realized carried interest, net of associated compensation expense	(31,463)
Non-revenue enhancing capital expenditures deducted from DE	8,892
Non pro-rata allocation of income (loss) to noncontrolling interests	231
Adjusted EBITDA—attributable to Operating Company	$ 108,278

(1)	Noncontrolling interests’ share of adjustments pertain largely to depreciation and amortization and unrealized carried interest, net of associated compensation expense.

Investment Management FRE

Investment Management FRE is calculated as recurring fee income and other income inclusive of cost reimbursements associated with administrative expenses, and net of compensation expense (excluding equity-based compensation, carried interest and incentive compensation) and administrative expense (excluding placement fees and straight-line rent expense). Investment Management FRE is used to assess the extent to which direct base compensation and operating expenses are covered by recurring fee revenues in the investment management business. We believe that Investment Management FRE is a useful supplemental performance measure because it may provide additional insight into the profitability of the overall investment management business.

88  |  DIGITALBRIDGE 2022 PROXY STATEMENT

OTHER INFORMATION

Investment Management FRE is measured as Adjusted EBITDA for the Investment Management segment, adjusted to reflect the Company’s Investment Management segment as a stabilized business by excluding FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion, collectively referred to as “Start-up FRE.” The Company evaluates new investment strategies on a regular basis and excludes Start-Up FRE from Investment Management FRE until such time a new strategy is determined to form part of the Company’s core investment management business.

Investment Management FRE reconciliation

(In thousands)	Year Ended December 31, 2022
Investment Management
Net income	$ 186,084
Interest expense, net of interest income	10,377
Investment expense, net of reimbursement	324
Depreciation and amortization	22,155
Equity-based compensation	15,845
Incentive fee and carried interest, net of associated compensation expense	(207,095)
Straight-line rent expense	1,844
Transaction-related and restructuring charges	18,402
Equity method earnings, excluding carried interest	26,958
Other loss, net	3,341
Income tax expense	7,815
Investment Management Adjusted EBITDA	86,050
Start-up FRE	9,739
Investment Management FRE	95,789
Attributable to redeemable noncontrolling interests	(12,315)
Investment Management FRE—attributable to Operating Company	$ 83,474

DIGITALBRIDGE 2022 PROXY STATEMENT  |  89

EXHIBIT A:

AUTHORIZED SHARE DECREASE AMENDMENT

If Proposal 4 is approved by stockholders, Section 6.1 of our Articles of Amendment and Restatement, as amended and supplemented, would be deleted and replaced it in its entirety with the following:

“Section 6.1 Authorized Shares. The Corporation has authority to issue 500,000,000 shares of stock, consisting of 237,250,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), 250,000 shares of Class B Common Stock, $0.01 par value per share (“Class B Common Stock”), 12,500,000 shares of Performance Common Stock, $0.01 par value per share (“Performance Common Stock” and together with the Class A Common Stock and Class B Common Stock, the “Common Stock”), and 250,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), including those shares of Preferred Stock described in the Exhibits attached hereto. The aggregate par value of all authorized shares of stock having par value is $5,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3, 6.4, 6.5 or 6.6 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.”

90  |  DIGITALBRIDGE 2022 PROXY STATEMENT

APPENDIX A:

PROXY CARD

DIGITALBRIDGE 2023 PROXY STATEMENT | A-1

APPENDIX A: PROXY CARD

A-2 | DIGITALBRIDGE 2023 PROXY STATEMENT

APPENDIX A: PROXY CARD

DIGITALBRIDGE 2023 PROXY STATEMENT | A-3